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                                  EXHIBIT B
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                          PLAN AND AGREEMENT OF MERGER

                                    BETWEEN

                               J. MICHAELS, INC.,
                            A NEW YORK CORPORATION,

                                      AND

                   MURIEL SIEBERT CAPITAL MARKETS GROUP INC.,
                             A DELAWARE CORPORATION

                            ------------------------

                           DATED AS OF APRIL 24, 1996

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

                          PLAN AND AGREEMENT OF MERGER

     This PLAN AND AGREEMENT OF MERGER (this "Merger Agreement") is made as of April 24, 1996 between J. MICHAELS, INC., a New York corporation (the "Company"), and MURIEL SIEBERT CAPITAL MARKETS GROUP INC., a Delaware corporation wholly-owned by Muriel Siebert ("MSCMG"). The Company and MSCMG are sometimes referred to herein as the "Constituent Corporations", and the Company is sometimes referred to herein as the "Surviving Corporation."

                                    RECITALS

     A. The Company was incorporated in the State of New York on April 9, 1934. Its principal executive offices are located at 182 Smith Street, Brooklyn, New York 11201. The authorized capital stock of the Company consists of 1,500,000 shares of common stock, par value $1.00 per share (the "Company Common Stock"), of which 891,282 shares were outstanding and entitled to vote as of April 24, 1996. The number of such outstanding shares of the Company Common Stock is subject to change prior to the effective time of the merger herein provided for pursuant to the exercise of current outstanding employee stock options.

     B. MSCMG was incorporated in the State of Delaware on November 29, 1993. Its principal executive offices are located at 885 Third Avenue, Suite 1720, New York, New York 10022. The authorized capital stock of MSCMG consists of 1,500 shares of common stock, no par value (the "MSCMG Common Stock"), all of which are outstanding and entitled to vote as of the date hereof.

     C. The Boards of Directors of the Company and MSCMG have approved this Merger Agreement and deem it advisable and for the benefit of their respective corporations and their stockholders that MSCMG merge with and into the Company on the terms and conditions herein set forth (the "Merger").

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                        MERGER OF THE COMPANY INTO MSCMG

     SECTION 1.1. MERGER. Upon the approval and adoption of this Merger Agreement by the stockholders of each of the Constituent Corporations in accordance with the laws of the States of New York and Delaware, as appropriate, and the satisfaction or waiver of the conditions set forth herein to the obligations of the parties hereto, a certificate of merger shall, subject to the rights of termination and abandonment hereinafter set forth, be filed with the Department of State of the State of New York in accordance with the law of the State of New York and the Secretary of State of the State of Delaware in accordance with the law of the State of Delaware. Effective as of the close of business on the date on which the filing of such certificate of merger is made, MSCMG shall merge with and into the Company, which as the Surviving Corporation shall continue its corporate existence under the laws of the State of New York under the name of Siebert Financial Corp. The date and time of such filing is herein referred to as the "Effective Time of the Merger".

     SECTION 1.2. FURTHER ASSURANCES. From time to time as and when requested by the Surviving Corporation, or by its successors or assigns, the officers and directors of MSCMG last in office shall execute and deliver such deeds and other instruments of transfer and shall take or cause to be taken such further or other act as shall be necessary or advisable in order to vest or perfect in the Surviving Corporation, or to confirm of record or otherwise to the Surviving Corporation, title to and possession of all the property, interests, assets, rights, privileges, immunities, powers and purposes of each of the Constituent Corporations.

                                   ARTICLE II

                     CERTIFICATE OF INCORPORATION, BY-LAWS,
                   DIRECTORS AND OFFICERS, AND STOCK OPTIONS

     SECTION 2.1. CHARTER AMENDMENT. At or immediately prior to the Effective Time of the Merger, the Company shall amend its Certificate of Incorporation to increase the number of authorized shares of Company Common Stock from 1,500,000 to 49,000,000 (the "Charter Amendment").

     SECTION 2.2. CERTIFICATE OF INCORPORATION. Except for the change of name of the Company as provided herein, the Certificate of Incorporation of the Company in effect at the Effective Time of the Merger (as amended by the Charter Amendment) shall be the Certificate of Incorporation of the Surviving Corporation until amended as provided by law.

     SECTION 2.3. BY-LAWS. The by-laws of the Company in effect at the Effective Time of the Merger shall be the by-laws of the Surviving Corporation until amended or repealed as provided by law.

     SECTION 2.4. DIRECTORS AND OFFICERS. The directors of MSCMG at the Effective Time of the Merger shall be the directors of the Surviving Corporation and shall hold office as provided in the by-laws of the Surviving Corporation. The officers of MSCMG at the Effective Time of the Merger shall be the officers of the Surviving Corporation and shall hold office as provided in the by-laws of the Surviving Corporation.

     SECTION 2.5. STOCK OPTIONS. The Company's Incentive Stock Option Plan and the 1987 Stock Option Plan shall be terminated on the date of the Effective Time of the Merger and any options issued pursuant to such plans not exercised prior to the Effective Time of the Merger shall be canceled.

                                  ARTICLE III

                       CONVERSION AND EXCHANGE OF SHARES
                         AND LIQUIDATION OF THE COMPANY

     SECTION 3.1. CONVERSION OF SHARES. The manner and basis of converting the shares of each Constituent Corporation shall be as follows:

          (a) Subject to the provisions of paragraph (b), each share of MSCMG Common Stock outstanding immediately prior to the Effective Time of the Merger (other than shares of MSCMG Common Stock held in the treasury of MSCMG) shall, by virtue of the Merger and without any action on the part of the holder thereof, be entitled to receive as of the Effective Time of the Merger 23,823.33 shares of Company Common Stock for each share of MSCMG Common Stock owned as of the Effective Time of the Merger, such number of shares of Company Common Stock to be fixed so that the stockholders of MSCMG as of the Effective Time of the Merger receive an aggregate of 97.5% of the issued and outstanding shares of Company Common Stock as of the Effective Time of the Merger.

          (b) No certificates for fractions of shares of Company Common Stock and no scrip or other certificates evidencing fractional interests in such shares shall be issuable and any such fractional share which would otherwise be issued shall be canceled without the payment of any amount therefor. No such stockholder shall be entitled to any voting, dividend or other rights as a stockholder of the Company with respect to any fractional share.

          (c) The holders of Company Common Stock immediately prior to the Effective Time of the Merger other than the Dissenting Holders (as defined below) (such holders other than the Dissenting Holders, the "Existing Holders") shall at the Effective Time of the Merger receive a cash payment equal to the Effective Date Payment (as hereinafter defined), and the right to receive distributions from the liquidating trust to be established by the Company pursuant to Section 3.2 for the benefit of the Existing Holders (the "Liquidating Trust"). The Effective Date Payment shall be an amount equal to the available cash proceeds from the liquidation referred to in
     Section 3.2 below (including in such proceeds the net after-tax proceeds of any assets sold, after payment of all expenses and liabilities of the Company (including tax liabilities relating to the liquidation), and the cash and cash equivalents of the Company in hand immediately prior to the Effective Time of the Merger), less (i) $500,000 to be placed in escrow pursuant to Section 3.2 below, (ii) $500,000 to be held by the Liquidating Trust to pay liabilities, if any, pursuant to the proviso in Section 3.2 below, and (iii) such amount as the trustees of the Liquidating Trust (the "Trustees") determine in good faith to retain in the Liquidating Trust to enable the Liquidating Trust to (x) liquidate the assets in the Liquidating Trust in an orderly fashion and (y) maintain an adequate reserve for liabilities assumed by the Liquidating Trust.

          (d) Each share of MSCMG Common Stock issued and held in the treasury of MSCMG immediately prior to the Effective Time of the Merger shall be canceled and retired, and no shares or other securities of the Company shall be issuable, and no cash shall be exchangeable, with respect thereto.

          (e) The Merger shall effect no change in any of the shares of Company Common Stock outstanding at the Effective Time of the Merger and no such shares shall be converted as a result of the Merger.

     SECTION 3.2. LIQUIDATION OF THE COMPANY ASSETS. Prior to the date hereof, the Company commenced to liquidate the assets relating to the existing business of the Company. At the Effective Time of the Merger, (i) the Existing Holders (other than those who have elected to enforce their right to receive payment for their shares pursuant to Section 623 of the New York Business Corporation Law) (such electing holders, the "Dissenting Holders") shall receive the Effective Date Payment, (ii) $500,000 shall be placed in escrow pursuant to an escrow agreement substantially in the form of Exhibit A hereto (the "Escrow Agreement") for one year from the Effective Time of the Merger and (iii) the Surviving Corporation shall receive the Effective Date Payment for the Dissenting Holders. Subject to Section 3.3 below, any and all assets of the Company immediately prior to the Effective Time of the Merger not so disbursed to the Existing Holders or placed in escrow pursuant to this Section 3.2 or disbursed to the Surviving Corporation pursuant to clause (iii) above, including without limitation any and all cash or cash equivalents not placed in escrow or included in the Effective Date Payment or the payment to the Surviving Corporation, shall be transferred to the Liquidating Trust for the exclusive benefit of the Existing Holders; provided, however, that on or immediately after the liquidation of the last of the material assets of the Company transferred to the Liquidating Trust (other than accounts receivable), an additional $500,000 shall be reserved by the Liquidating Trust for a period of one year from the date thereof to be used to pay all amounts due to MSCMG (or the Surviving Corporation as the successor in interest thereto) pursuant to Section 11.1 hereto or to pay liabilities other than liabilities set forth in Schedule 4.17. Without limiting the generality of the foregoing, the assets of the Company immediately prior to the Effective Time of the Merger which are to be transferred to the Liquidating Trust shall include all cash and cash equivalents, all real and personal property, all rights to tax or other refunds and all rights of any kind or nature whatsoever, whether choate or inchoate.

     SECTION 3.3. OPTION TO LEAVE ASSETS IN COMPANY. At the option of the Trustees and with the consent of the Surviving Corporation which shall not be unreasonably withheld, assets of the Company immediately prior to the Effective Time of the Merger which would otherwise have been transferred to the Liquidating Trust and which constitute an active business shall, instead, be held by the Company pending their sale or other disposition. During the period in which any such assets are held by the Company, the Company irrevocably designates the Trustees as its agents to manage any such assets pending their sale or other disposition and to arrange in all respects for their sale or other disposition, provided that the Company shall have no liability with respect to such assets or in connection with such disposition, and any liability in connection with such assets or such disposition shall be a liability to be assumed by the Liquidating Trust. Such assets, and any after-tax revenues generated by such assets (including without limitation any revenues generated from the operation of such assets or their sale or other disposition) and after payment of all expenses incurred as a result directly, or in any way indirectly, of the operation or retention of such assets, shall be held in trust by the Company for the benefit of the Liquidating Trust, and any such after-tax revenues upon sale or disposition shall immediately be transferred to the Liquidating Trust. The determination of after-tax revenues for purposes of this
Section 3.3 shall be made in accordance with the procedures contained in Section 6.11(d) hereof.

     SECTION 3.4. EXCHANGE OF CERTIFICATES.

     (a) Each holder of record at the Effective Time of the Merger of shares of MSCMG Common Stock shall be entitled, upon the surrender to the Company or its transfer agent of the certificate for its shares of MSCMG Common Stock for cancellation, to receive a certificate or certificates representing the number of shares of Company Common Stock into which the holder's shares of MSCMG Common Stock shall have been converted in the Merger under Section 3.1(a).

     (b) Until so presented and surrendered in exchange for a certificate or certificates representing shares of Company Common Stock, each certificate which represented issued and outstanding shares of MSCMG Common Stock which were converted at the Effective Time of the Merger into the right to receive shares of Company Common Stock shall be deemed for all corporate purposes, except as set forth below, to evidence the ownership of the number of shares of Company Common Stock into which the holder's shares shall have been converted in the Merger. Unless and until any such certificates shall be so surrendered, the holder of such certificate shall not be entitled to receive any dividend or other distribution payable to holders of shares of Company Common Stock. Following such surrender, there shall be paid to the record holder of the certificate representing shares of Company Common Stock issued upon such surrender the amount of dividends (without interest thereon) which shall have become payable with respect to the number of shares of Company Common Stock represented by the certificate issued in exchange upon such surrender; provided that such record holder shall not be entitled to receive the Effective Date Payment, or any other distributions from or in respect of the Liquidating Trust, after the Effective Time of the Merger or any other proceeds of the liquidation referred to in Section 3.2 above.

     SECTION 3.5. COMPANY COMMON STOCK. Except for the issuance of shares of Company Common Stock upon conversion of shares of MSCMG Common Stock pursuant to
Section 3.1, the Merger shall effect no change in the shares of the Company's capital stock and none of its shares shall be converted as a result of the Merger.

     SECTION 3.6. NO FURTHER TRANSFERS. After the Effective Time of the Merger, there shall be no registration of transfers on the stock transfer books of MSCMG of the shares which were outstanding immediately prior to the Effective Time of the Merger.

     SECTION 3.7. LEGENDED CERTIFICATES. Certificates representing shares of Company Common Stock issued to each holder of securities of MSCMG shall bear a legend substantially as follows:

          "The shares represented by this certificate have not been registered, under the Securities Act of 1933. The shares may not be sold or transferred in the absence of a current prospectus or an exemption therefrom under the Securities Act of 1933."

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants as follows:

     SECTION 4.1. ORGANIZATION; AUTHORITY. The Company is a corporation organized and existing in good standing under the laws of the State of New York. The Company is not required to be qualified or licensed to do business as a foreign corporation in any jurisdiction by reason of the ownership or leasing of real property, the maintenance of offices, the warehousing of goods, the conduct of its business activities, the nature of its business or otherwise, except where the failure to be so qualified or licensed would be curable by subsequent qualification without such failure having a material adverse effect on the Company or would not have a material adverse effect on the Company. The Company would not be subject to material penalties, taxes or other burdens based on its past conduct if it chose to qualify in any jurisdiction in which it is not now qualified. No jurisdiction in the United States in which the Company is not now qualified has asserted to the Company that the Company is required to be qualified to do business therein.

     The Company has all necessary power and authority to own or to lease, and to operate, its properties and assets and to carry on its business as it is now being conducted.

     SECTION 4.2. SUBSIDIARIES. Set forth on Schedule 4.2 are the only corporations (the "Company Subsidiaries") with respect to which the Company beneficially owns, directly or indirectly, in excess of 50% of the outstanding stock or other equity interests, the holders of which are entitled to vote for election of a majority of the board of directors or other governing body thereof, except for corporations, if any, which have no material assets or liabilities and have not conducted any operations for the past three years ("Inactive Subsidiaries"). The Company is not aware of any Inactive Subsidiaries. The other entities listed on Schedule 4.2 are the only entities with respect to which (i) the Company beneficially owns directly or indirectly in excess of 5% but not in excess of 50% of the outstanding stock or other interests, the holders of which are entitled to vote for election of a majority of the board of directors or other governing body thereof, (ii) the Company may be deemed to be in control because of factors or relationships other than the quantity of stock or other interests owned, or (iii) the Company's investment in which is accounted for by the equity method. Each Company Subsidiary is organized and existing and in good standing under the laws of its jurisdiction of incorporation, which jurisdiction is set forth on Schedule 4.2. Each Company Subsidiary has all necessary power and authority to own or to lease, and to operate, its properties and assets and to carry on its business as it is now being conducted. Each Subsidiary is duly licensed or qualified to do business as a foreign corporation and in good standing in every jurisdiction in which (i) the ownership or leasing of real property, the maintenance of offices, the warehousing of goods, the conduct of its business activities or the nature of its business makes such qualification necessary and (ii) failure so to qualify or to become licensed would, if not remedied, impair title to its properties or its rights to enforce contracts against others or expose it to material liability in such jurisdictions.

     SECTION 4.3. CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of 1,500,000 shares of common stock, par value $1.00 per share, of which 891,282 shares are outstanding and have been duly authorized and validly issued and are fully paid and nonassessable. No shares of the Company's capital stock are held by the Company or any of the Company Subsidiaries. There are no options, warrants, rights, calls, commitments or agreements of any character obligating the Company or any of the Company Subsidiaries to issue any shares of capital stock or any security representing the right to purchase or otherwise receive any such shares, except for options to purchase 25,000 shares of the Company Common Stock pursuant to employee stock options granted under the Company Incentive Stock Option Plan. Schedule 4.3 contains a complete and accurate list of the following with respect to each employee stock option outstanding under the Company Incentive Stock Option Plan and the 1987 Stock Option Plan: the name of the holder of such option, the date such option was granted, became or will become exercisable and will expire, the number of shares of Company Common Stock covered by such option and the exercise price of such option. Except for restrictions on transfer arising under applicable Federal and state securities laws, there are no existing restrictions imposed by the Company or by its affiliates on the transfer of any outstanding shares of capital stock of the Company and there are no registration covenants with respect thereto. None of the outstanding shares of the Company or any of the Company Subsidiaries was issued in violation of the preemptive rights of any present or former stockholder.

     SECTION 4.4. CHARTER DOCUMENTS. The copies of the certificates of incorporation and by-laws of the Company and each of the Company Subsidiaries which have previously been delivered to MSCMG are complete and correct.

     SECTION 4.5. SUBSIDIARY CAPITALIZATION. Except as set forth on Schedule 4.5, (i) the authorized capital stock of the Company Subsidiaries consists solely of shares of common stock; (ii) there are no options, warrants, rights, calls, commitments or agreements of any kind obligating the Company or any of the Company Subsidiaries to issue any shares of the capital stock of such Company Subsidiary or any security representing the right to purchase or otherwise receive any such capital stock or to transfer any issued shares of such capital stock; and (iii) the Company is the record and beneficial owner of all the outstanding shares of capital stock of the Company Subsidiaries, free and clear of all mortgages, security interests, liens, claims and encumbrances. All such shares of common stock which are outstanding have been validly issued and are fully paid and nonassessable.

     SECTION 4.6. BINDING OBLIGATION; CONSENTS; LITIGATION. The execution and delivery of this Merger Agreement by the Company do not, and the consummation of the transactions contemplated hereby will not, violate (i) any provision of the certificate of incorporation or by-laws of the Company or any of the Company Subsidiaries or (ii) any provision of, or result in a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which the Company or any of the Company Subsidiaries is a party, or to which the Company or any of the Company Subsidiaries is, or the assets, properties or business of the Company or any of the Company Subsidiaries are, subject, which would have a material adverse effect on the Company or any of its assets (provided that neither a material adverse change in the operations of the Company, nor the liquidation of the Company's assets, shall be deemed to have a material adverse effect on the Company or its assets) (any such included material adverse effect, a "Material Adverse Effect"). The Board of Directors of the Company has approved this Merger Agreement, has authorized the execution and delivery hereof and has directed that this Merger Agreement be submitted to the stockholders of the Company for adoption at a special meeting of such stockholders. The Company has full power, authority and legal right to enter into this Merger Agreement and, upon appropriate vote of its stockholders in accordance with the law, to consummate the transactions contemplated hereby. Except for the approval of its stockholders, the Company has taken all action required by law, its certificate of incorporation, its by-laws or otherwise to authorize and to approve the execution and delivery of this Merger Agreement and the documents, agreements and certificates executed and delivered by the Company in connection herewith and the consummation by the Company of the transactions contemplated hereby. This Merger Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms. No consent, action, approval or authorization of, or registration, declaration or filing with, any governmental authority arising from the Company's obligations prior to the Merger is required to be obtained by the Company in order to authorize the execution and delivery by the Company of this Merger Agreement or the consummation by the Company of the Merger.

     SECTION 4.7. FINANCIAL STATEMENTS. The Company has furnished MSCMG with complete copies of the financial statements of the Company for each of the three fiscal years ended March 31, 1995 (as restated in the case of the fiscal years ended March 31, 1994 and 1993), including in each case a balance sheet, the related statements of income and of changes in financial position for the period then ended, the accompanying notes, and the report thereon of Richard A. Eisner & Company, LLP, independent (of the Company) certified public accountants with respect to the fiscal year ended March 31, 1995 ("Eisner & Co.") and the report thereon of Ernst & Young LLP, independent (of the Company) certified public accountants with respect to the two fiscal years ended March 31, 1994 and the unaudited financial statements of the Company for the nine-month period from March 31, 1995 to December 31, 1995, including a balance sheet and the related statements of income and of changes in financial position for the nine-month period then ended (the consolidated balance sheet therein and the notes thereto as at December 31, 1995 being called the "Company Balance Sheet"). All such financial statements (i) reflect and provide adequate reserves in respect of all known liabilities of the Company and the Company Subsidiaries in accordance with GAAP, including all known contingent liabilities as of their respective dates, and (ii) present fairly the financial condition of the Company and the Company Subsidiaries at such dates except that a diminution in the value of the Company's assets from that reflected on the Company Balance Sheet shall not be a breach of the representation so long as such diminution shall not result in the Company's being rendered insolvent at any time from the date hereof through the Effective Time of the Merger.

     SECTION 4.8. REAL PROPERTY. Except as set forth on Schedule 4.8, neither the Company nor the Company Subsidiaries owns, has legal or equitable title in, or has a leasehold interest in, any real property (the "Real Property").

     SECTION 4.9. BANKING FACILITIES. Schedule 4.9 sets forth the name of each bank with which the Company has an account or safe deposit box, the identifying numbers or symbols thereof and the name of each person authorized to draw thereon or to have access thereto.

     SECTION 4.10. POWERS OF ATTORNEY AND SURETYSHIPS. The Company has set forth on Schedule 4.10 the name of each person, if any, holding any power of attorney from the Company and the Company Subsidiaries and a summary statement of the terms thereof. The Company and the Company Subsidiaries have no material obligation or material liability, either actual, accrued, accruing or contingent, as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

     SECTION 4.11. EMPLOYEE BENEFITS.

     (a) Set forth on Schedule 4.11 is a correct and complete list of all funded or unfunded, written or oral, employee benefit plans, contracts, agreements, incentives, salary, wages or other compensation plans or arrangements, including but not limited to all pension and profit sharing plans, savings plans, bonus, deferred compensation, incentive compensation, stock purchase, supplemental retirement, severance or termination pay, stock option, hospitalization, medical, life insurance, dental, disability, salary continuation, vacation, or supplemental unemployment benefit programs, policies, plans, or arrangements, union contracts, employment contracts, consulting agreements, retiree benefits and agreements, severance agreements and each other employee benefit program, plan, policy or arrangement, at any time maintained since January 1, 1990, contributed to, or required to be contributed to, by the Company or an ERISA Affiliate for the benefit of present or former employees, directors, agents or consultants, or for which the Company may be responsible or with respect to which it may have any liability, whether or not subject to ERISA and whether legally binding or not (each a "Plan"); provided, however, Schedule 4.11 shall set forth only those hospitalization, medical, life insurance, dental, disability, salary continuation and vacation programs, policies, plans or arrangements and only those union contracts to which the Company or an ERISA Affiliate is currently contributing. "ERISA Affiliate" means any trade or business, whether or not incorporated, that together with the Company would be deemed a single employer under Section 414(b), (c), (m), (n) or (o) of the Code or Section 4001 of ERISA. Each Plan intended to be qualified under Section 401(a) of the Code (a "Tax-Qualified Plan", which term shall exclude any multiemployer plan (as defined in Section 3(37) of ERISA to which the Company or any of its subsidiaries contribute and which is the subject of a collective bargaining agreement ("Multiemployer Plans")) is identified as a Tax-Qualified Plan in such Schedule 4.11 and is so qualified.

     (b) The Company has heretofore delivered to MSCMG true and complete copies of the following:

          (i) each Plan listed on Schedule 4.11 and all amendments thereto to the date hereof;

          (ii) each trust agreement and annuity contract (or any other funding instruments) pertaining to any Plan, including all amendments to such documents to the date hereof;

          (iii) the most recent determination letter issued by the Internal Revenue Service with respect to each of the Tax-Qualified Plans;

          (iv) the most recent actuarial valuation report for each Plan for which an actuarial valuation report is required to be prepared; and

          (v) the most recent Annual Report (IRS Forms 5500 series), including Schedules A and B and plan audits, if applicable, required to be filed with respect to each Plan.

     (c) The status as of the date hereof of each Plan and Multiemployer Plan is set forth in Schedule 4.11, including (i) the amount of the Company's or the ERISA Affiliates contribution to such Plan for each of the past three fiscal years and the plan year in which the Effective Time of the Merger occurs, (ii) the amount of any liability of the Company and the ERISA Affiliates' for payments or contributions past due with respect to such Plan as of the last day of its most recent plan year and as of the end of any subsequent month ending prior to the Effective Time of the Merger, and the date any such amounts were paid, (iii) any contribution to such Plan in a form other than in cash and (iv) whether such Plan has been terminated. Except as set forth on Schedule 4.11, neither the Company nor the ERISA Affiliates has obligations or liabilities with respect to any Plan or liabilities relating to any Plan under any collective bargaining agreement to which they are a party or by which they are bound.

     (d) To the knowledge of the Company or any officer of the Company, each Tax-Qualified Plan and any related trust agreements or annuity contracts (and any other funding instruments) currently comply, and have complied in the past, both as to form and operation, including compliance with all reporting and disclosure requirements, with the provisions of ERISA and the Code, as well as the provisions of any applicable collective bargaining agreement. The IRS has issued a favorable determination letter with respect to the qualification under Sections 401(a) and 501(a) of the Code, including compliance with the requirements of the Tax Reform Act of 1986, of each Tax-Qualified Plan and related trust, if any, and has not taken any action to revoke such letters. In addition, all necessary governmental approvals for the Tax-Qualified Plans have been obtained.

     (e) With respect to each Tax-Qualified Plan that is subject to Title I, Subtitle B, Part 3 of ERISA (a "Pension Plan") the present value, on a termination basis, of all accrued benefits (vested and nonvested) of each such Plan as of the Effective Time of the Merger, determined on the basis of the actuarial assumptions set forth on Schedule 4.11(e), will not exceed the fair market value of the assets of each such Plan as of the Effective Time of the Merger.

     (f) With respect to all Pension Plans, except as set forth on Schedule 4.11, (i) the Company and ERISA Affiliates have paid all premiums (and interest charges and penalties for late payment, if applicable) due the PBGC with respect to each plan year thereof for which such premiums are required; (ii) on and after September 2, 1974, there has been no "reportable event" (as defined in Section 4043(b) of ERISA and the regulations of the PBGC under that Section) subject to Title IV of ERISA; (iii) no liability to the PBGC has been incurred by the Company ERISA Affiliates on account of any termination subject to Title IV of ERISA; (iv) on and after September 2, 1974, no filing has been made by the Company ERISA Affiliates with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan subject to Title IV of ERISA maintained, or wholly or partially funded, by the Company and ERISA Affiliates, and (v) neither the Company and the ERISA Affiliates have (A) ceased operations at a facility so as to become subject to the provisions of Section 4062(f) of ERISA,
(B) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (C) ceased making contributions so as to become subject to Section 4064(a) of ERISA to a Pension Plan to which the Company or any ERISA Affiliates made contributions during the five years prior to the Closing Date, or (D) made a complete or partial withdrawal from a Multiemployer Plan.

     (g) In addition, with respect to all Plans, except as set forth on Schedule 4.11, (i) other than routine claims for benefits, there are no material actions, suits or claims pending or threatened against any Plan or the fiduciaries thereof, or against the assets of any Plan and (ii) on and after January 1, 1975, neither the Company nor any ERISA Affiliate, any plan fiduciary of any Plan has engaged in any prohibited transaction within the meaning of Title I of ERISA or Section 4975 of the Code and no imposition of excise tax penalties has occurred with respect thereto.

     (h) At the Effective Time of the Merger, the Company will have no employees except to the extent that a portion of the business is left in the Company as contemplated by Section 3.3.

     (i) To the knowledge of the Company or any officer of the Company, each "group health plan" (within the meaning of Section 4980B of the Code) maintained by the Company has been administered in compliance with the coverage continuation requirements contained in the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and any regulations promulgated or proposed under the Code.

     (j) The Company shall terminate or cause to be terminated, on or prior to the Effective Time of the Merger, and without any liability to the Surviving Corporation or MSCMG, all Plans described in Schedule 4.11, so that to the extent permitted by applicable law the Company no longer maintains, contributes to or participates in such plans after the Effective Time of the Merger, all in accordance with the applicable requirements of ERISA, the Code, and the terms of such plans or related instruments; provided, however, that any plan required to be maintained by applicable law shall be terminated as soon as permitted by applicable law. The Company shall promptly provide MSCMG with copies of all documents filed with any governmental agencies and any other documents relating to the amendment of such plans.

     (k) Without limiting the generality of Section 3.2 of this Agreement, the parties hereto hereby further agree that the Liquidating Trust, on or prior to the Effective Time, expressly assumes all obligations and responsibilities under the Plans currently maintained or contributed to by the Company on behalf of the employees or former employees, including, without limitation, all obligations and liabilities with respect to the termination of and withdrawal from the Plans, all obligations and responsibilities to provide retiree health coverage and continuation coverage and appropriate notices under COBRA, and all obligations and responsibilities under all severance and termination pay plans and programs, and shall indemnify MSCMG and the Surviving Corporation for and hold them harmless from and against all liabilities, costs, and expenses arising in connection with such Plans, continuation coverage requirements and termination obligations. The Surviving Corporation shall cooperate fully with the Liquidating Trust by making available records, books of account or other materials, or taking such other reasonable actions, as may be necessary or helpful for the Liquidating Trust to fulfill its obligations under this Section 4.11(k).

     (l) The Corporation does not maintain, sponsor or contribute to any plan or program providing retiree medical or life insurance benefits.

     SECTION 4.12. COMPLIANCE WITH LAW; PERMITS.  Except as set forth in
Schedule 4.12, and except in all cases for non-compliance which would not have a Material Adverse Effect, the Company and each Company Subsidiary have complied with all applicable federal, state, local or foreign laws, regulations, ordinances, orders, injunctions, or decrees, or administrative decisions or directives (the "Requirements of Law"), relating to its securities, property, employees, former employees or applicants for employment ("Employees") or business, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended ("Title VII"), OSHA, the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), the Equal Pay Act of 1963, as amended ("EPA"), the NLRA, the Foreign Corrupt Practices Act of 1977, as amended, the Foreign Agents Registration Act of 1938, as amended, the Federal Regulation of Lobbying Act, as amended, and the Ethics in Government Act of 1978, as amended, and all applicable statutes, regulations, orders and restrictions relating to environmental standards or controls.

     SECTION 4.13. LITIGATION. (a) Except as set forth in Schedule 4.13, there is no (i) action, suit, claim, proceeding or investigation pending or, to the knowledge of the Company or any officer of the Company, threatened against or affecting the Company or any of the Company Subsidiaries or their assets, Employees or properties, at law or in equity, or before or by any court or governmental authority, (ii) arbitration proceeding relating to the Company or any of the Company's Subsidiaries or their assets, Employees or properties or
(iii) governmental inquiry pending or, to the knowledge of the Company or any officer of the Company, threatened relating to or involving the Company, any of the Company Subsidiaries, their assets or properties or the businesses of the Company or any of the Company Subsidiaries or the transactions contemplated by this Merger Agreement (including inquiries as to the qualification of the Company or any of the Company Subsidiaries to hold or receive any permit) and the Company does not know of any basis for any of the foregoing. Except for actions brought to collect accounts receivable in the ordinary course of the Company's business, there are no pending actions, suits, claims or proceedings brought by the Company or any of the Company Subsidiaries against others.

     (b) Except as set forth in Schedule 4.13, neither the Company nor any of the Company Subsidiaries has received any written opinion, memorandum, legal advice or notice from legal counsel to the effect that they are exposed, from a legal standpoint, to any liability or disadvantage which may be material to their respective businesses and which would continue past the Effective Time of the Merger. Neither the Company nor any of the Company Subsidiaries is in default with respect to any order, writ, injunction or decree known to or served upon the Company or any of the Company Subsidiaries of any court or of any governmental authority.

     SECTION 4.14. MATERIAL CONTRACTS AND AGREEMENTS. The Company has described all material contracts of the Company now in effect to which the Company or any of the Company Subsidiaries is a party or by which it or its properties or assets may be bound or affected, under which the total obligation of the Company or any of the Company Subsidiaries is in excess of $100,000 or which is otherwise material to the Company on Schedule 4.14 (the "Material Contracts"). No default, alleged default or anticipatory breach exists on the part of the Company or any of the Company Subsidiaries or, to the best knowledge of the Company or any of its officers, on the part of any other party, under any Material Contract, and there are no material agreements of the parties relating to any Material Contract that have not been disclosed to MSCMG. All Material Contracts will be either (i) terminated as of the Effective Time of the Merger and evidence of such termination shall be given to MSCMG or (ii) assumed by the Liquidating Trust. As of the Effective Time of the Merger, neither the Company nor any of the Company Subsidiaries will be a party to any transaction with any officer or director of the Company or any of the Company Subsidiaries, any member of the family of any such officer or director or any corporation, partnership, trust (except the Liquidating Trust) or other entity in which any such officer or director has a substantial interest or is an officer, director, trustee or partner.

     SECTION 4.15. LABOR MATTERS. Except as set forth on Schedule 4.15, neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement with any labor organization. All such collective bargaining agreements shall be terminated as of the Effective Time of the Merger. There is not pending, or to the knowledge of the Company threatened, any labor dispute, strike or work stoppage involving the employees of the Company or any Company Subsidiaries.

     SECTION 4.16. TAX MATTERS.

     (a) Each of the Company and each of the Company Subsidiaries has filed all tax returns required to be filed by it under the laws of the United States of America, the jurisdiction of its incorporation, and each state or other jurisdiction in which it conducts business activities and is required to file. The Company has paid or set up an adequate reserve in respect of all taxes for the periods covered by such returns. Neither the Company nor any of the Company Subsidiaries has any tax liability for which no tax reserve has been made in respect of any jurisdiction in which the Company has business activities and is required to file. The Company has set up as provisions for taxes on the Company Balance Sheet amounts sufficient for all accrued and unpaid federal, state, county and local taxes of the Company and the Company Subsidiaries, whether or not disputed, including any interest and penalties in connection therewith, for all fiscal periods ending on or before the date of the Company Balance Sheet.

     (b) The Company's federal income tax returns have been examined by the United States Internal Revenue Service (or closed by applicable statutes) for all years to and including the fiscal year ended March 31, 1992 and no such examinations are in progress. Any deficiencies proposed as a result of said audits have been paid or finally settled and no issue has been raised in any such examinations which, by application of similar principles, reasonably can be expected to result in the assertion of a deficiency for any other year not so examined. The results of any settlements and any necessary adjustments in state income tax resulting therefrom are properly reflected in the Company's financial statements referred to in Section 4.7. The Company is not aware of any fact which would constitute grounds for any further tax liability with respect to the years which have not been examined. No agreements or waivers have been made by or on behalf of the Company for the extension of time for the assessment of any tax or for any applicable statute of limitations.

     (c) Except for taxes for the payment of which an adequate reserve has been established on the Company Balance Sheet, there are no tax liens, whether imposed by any federal, state or local taxing authority, outstanding against any of the assets, properties or business of the Company.

     (d) All taxes and assessments that the Company is required to withhold or to collect have been duly withheld or collected and all withholdings and collections have either been duly and timely paid over to the appropriate governmental authority or are, together with the payments due or to become due in connection therewith, duly reflected on the Company Balance Sheet in accordance with GAAP.

     For purposes of this Section 4.16, the term "the Company" includes each other corporation with which the Company files consolidated or combined income tax returns or reports.

     SECTION 4.17. ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any Company Subsidiary has any material indebtedness, liability or obligation of any character whatsoever, whether or not accrued and whether or not fixed or contingent, other than (i) liabilities reflected in the Company Balance Sheet,
(ii) liabilities incurred in the ordinary course of business (or pursuant to the liquidation) of the Company and the Company Subsidiaries since the date of the Company Balance Sheet, (iii) indebtedness, liabilities and obligations listed on
Schedule 4.17 hereto, and (iv) liabilities incurred in connection with the performance of this Merger Agreement. The Company has described all material indebtedness, liabilities or obligations of the Company and the Company Subsidiaries known to it on Schedule 4.17 (the "Scheduled Liabilities").

     SECTION 4.18. INSURANCE. All significant policies of insurance, together with the premiums currently paid thereon, providing for business interruption, personal, Employee, product or public liability coverage with respect to the business of the Company and the Company Subsidiaries are described on Schedule
4.18. The copies of such policies which have previously been delivered to MSCMG are complete and correct. All such policies will be outstanding and in full force and effect at the Effective Time of the Merger and thereafter, as applicable, until the complete liquidation of the Company's business; provided, that as of the Effective Time of the Merger, some or all of such policies will be terminated and the balance (if any) of such policies will be assigned to, and be for the benefit of, the Liquidating Trust (and the Surviving Corporation to the extent that the Company is named as a party in any suit covered by such policies). Except as set forth on Schedule 4.18, there are no claims, actions, suits or proceedings arising out of or based upon any of such policies of insurance, and, so far as is known to the Company or any of its officers, no basis for any such claim, action, suit or proceeding exists. There are no notices of any pending or threatened terminations with respect to any of such policies and each of the Company and the Company Subsidiaries is in compliance with all conditions contained therein.

     SECTION 4.19. NO MATERIAL ADVERSE CHANGE. Since the date of the Company Balance Sheet, the Company has not experienced any damage, destruction or loss (whether or not covered by insurance) or adverse change in the value of the Company such that the Company has been or would be rendered insolvent.

     SECTION 4.20. REQUIRED CONSENTS. There have been or will be timely filed, given, obtained or taken all applications, notices, consents, approvals, orders, registrations, qualifications, waivers or other actions of any kind required by virtue of the execution and delivery of this Merger Agreement by the Company or the consummation by the Company of any of the transactions contemplated hereby.

     SECTION 4.21. PROXY STATEMENT. When the Proxy Statement (the "Proxy Statement") to be distributed to stockholders in connection with the Merger shall first be mailed or distributed to such stockholders (the "Mailing Date"), the information with respect to the Company and the Company Subsidiaries set forth in the Proxy Statement (a) will comply in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the General Rules and Regulations of the Securities and Exchange Commission (the "Commission") thereunder and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, except that no representation is hereby made as to any statements or omissions as described in this clause (b) with respect to which, prior to the Mailing Date, the Company shall have requested in writing any addition or modification to the Proxy Statement which shall be necessary in order to make the Proxy Statement not untrue or misleading in any material respect, unless such addition or modification shall have been made by the Company prior to the Mailing Date. At all times subsequent to the Mailing Date up to and including the Effective Time of the Merger, the information with respect to the Company and the Company Subsidiaries set forth in the Proxy Statement and all amendments and supplements thereto (i) will comply in all material respects with the provisions of the Exchange Act and the General Rules and Regulations of the Commission thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, except that no representation is hereby made as to any statements or omissions as described in this clause (ii) with respect to which, after the Mailing Date and prior to the Effective Time of the Merger, the Company shall have requested in writing any supplement to or amendment of the Proxy Statement, which shall be necessary in order to make the Proxy Statement not untrue or misleading in any material respect, unless such supplement or amendment shall have been made by the Company prior to the Effective Time of the Merger.

     SECTION 4.22. COMMISSION FILINGS. The Company has previously delivered to MSCMG a copy of the Company's Annual Reports on Form 10-K for the fiscal years ended March 31, 1994 and 1995, the Company's annual reports to stockholders for the fiscal years ended March 31, 1994 and 1995, the Company's proxy statements in connection with its annual meetings of stockholders held on September 1, 1994 and

September 15, 1995 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1995, September 30, 1995 and December 31, 1995. The Company has heretofore made public disclosure of such additional material information since the date of the Company's report on Form 10-K for the fiscal year ended March 31, 1995 as it was required to disclose pursuant to the requirements of applicable federal and state securities and other laws and has furnished copies of such disclosures to MSCMG. Such Annual Reports on Form 10-K, annual reports to stockholders, proxy statements, Quarterly Reports on Form 10-Q, and other public disclosures of the dates thereof or the dates made, and such other documents or information with respect to the Company and the Company Subsidiaries required to be supplied to MSCMG pursuant to this Merger Agreement or supplied to MSCMG at its request by the Company or on its behalf, taken as a whole, were or are true, correct and complete and did not or do not contain any statement which is false or misleading with respect to a material fact, and did not or do not omit to state a material fact necessary in order to make the statements therein not false or misleading.

     SECTION 4.23. TRANSFER OF ASSETS AND LIABILITIES TO LIQUIDATING
TRUST. Except for those assets and liabilities referred to in Section 3.3 or listed on Schedule 4.23, the Company will have transferred to the Liquidating Trust immediately prior to the Effective Time of the Merger each and every one of its assets and the Liquidating Trust will have assumed all of the Company's liabilities and obligations now existing or hereafter arising out of the business and operations of the Company through the period ending immediately prior to the Effective Time of the Merger.

     SECTION 4.24. DISCLOSURE; REPRESENTATIONS AND WARRANTIES. The Company has made true and complete responses to all MSCMG's requests for information, documents, contracts, agreements and records of the Company and the Company Subsidiaries relating to the business of the Company and the Company Subsidiaries. Neither this Merger Agreement nor any statement, certificate, writing or document furnished to MSCMG by the Company in connection with this Merger Agreement contains, as of the dates of such documents, any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

     SECTION 4.25. FINDERS OR BROKERS. The Company has not utilized the services of any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or commission in connection with this Merger Agreement or upon consummation of the transactions contemplated hereby.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF MSCMG

     MSCMG represents and warrants that:

     SECTION 5.1. ORGANIZATION. MSCMG is a corporation organized and existing in good standing under the laws of the State of Delaware.

     SECTION 5.2. AUTHORITY; CONSENTS. MSCMG has the corporate power and authority to execute, deliver and perform its obligations under this Merger Agreement and the other documents, agreements and certificates executed and delivered by MSCMG in connection herewith. The execution and delivery of this Merger Agreement do not, and the consummation of the transactions contemplated hereby will not, violate any provision of the certificate of incorporation or by-laws of MSCMG, or any provision of, or result in a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which MSCMG is a party, or to which MSCMG is, or the assets, properties or business of MSCMG are, subject. MSCMG has taken all action required by law, its certificate of incorporation, its by-laws or otherwise, to authorize and to approve the execution and delivery of this Merger Agreement and the documents, agreements and certificates executed and delivered by MSCMG in connection herewith by MSCMG and the consummation by MSCMG of the transactions contemplated hereby. This Merger Agreement has been duly executed and delivered by MSCMG and constitutes a valid and legally binding obligation of MSCMG, enforceable against MSCMG in accordance with its terms.

     SECTION 5.3. SUBSIDIARIES. Immediately prior to the Effective Time of the Merger, Muriel Siebert & Co., Inc., a New York corporation ("MS&Co."), will be the only corporation with respect to which MSCMG beneficially owns, directly or indirectly, in excess of 50% of the outstanding stock or other equity interests, the holders of which are entitled to vote for election of a majority of the board of directors or other governing body thereof. The authorized capital stock of MS&Co. will consist solely of shares of common stock; (ii) there will be no options, warrants, rights, calls, commitments or agreements of any kind obligating MSCMG or MS&Co. to issue any shares of the capital stock of MS&Co. or any security representing the right to purchase or otherwise receive any such capital stock or to transfer any issued shares of such capital stock; and (iii) MSCMG will be the record and beneficial owner of all the outstanding shares of capital stock of MS&Co., free and clear of all mortgages, security interests, liens, claims and encumbrances. All such shares of common stock which are outstanding have been validly issued and are fully paid and nonassessable.

     SECTION 5.4. CAPITALIZATION OF MSCMG. The authorized capital stock of MSCMG consists of 1,500 shares of common stock, no par value, all of which shares are issued and outstanding and owned by Muriel Siebert. There are no options, warrants, rights, calls, commitments or agreements of any character obligating the Company or any of the Company Subsidiaries to issue any shares of capital stock or any security representing the right to purchase or otherwise receive any such shares.

     SECTION 5.5. BINDING OBLIGATION; CONSENTS; LITIGATION. The execution and delivery of this Merger Agreement by MSCMG do not, and the consummation of the transactions contemplated hereby will not, violate (i) any provision of the certificate of incorporation or by-laws of MSCMG or MS&Co. or (ii) any provision of, or result in a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which MSCMG or MS&Co. is a party, or to which MSCMG or MS&Co. is, or the assets, properties or business of MSCMG or MS&Co. are, subject, which would have a Material Adverse Effect on MSCMG or any of its assets. The Board of Directors and the sole stockholder of MSCMG have approved this Merger Agreement and authorized the execution and delivery hereof. MSCMG has full power, authority and legal right to enter into this Merger Agreement and to consummate the transactions contemplated hereby. MSCMG has taken all action required by law, its certificate of incorporation, its by-laws or otherwise to authorize and to approve the execution and delivery of this Merger Agreement and the documents, agreements and certificates executed and delivered by MSCMG in connection herewith and the consummation by MSCMG of the transactions contemplated hereby. This Merger Agreement has been duly executed and delivered by MSCMG and constitutes a valid and legally binding obligation of MSCMG, enforceable against MSCMG in accordance with its terms. No consent, action, approval or authorization of, or registration, declaration or filing with, any governmental authority arising from MSCMG's obligations prior to the Merger is required to be obtained by MSCMG in order to authorize the execution and delivery by MSCMG of this Merger Agreement or the consummation by MSCMG of the Merger.

     SECTION 5.6. FINANCIAL STATEMENTS. MSCMG has furnished the Company with complete copies of the financial statements of MS&Co. for each of the three fiscal years ended December 31, 1995, including in each case a balance sheet (the consolidated balance sheet therein and the notes thereto as at December 31, 1995 being called the "MS&Co. Balance Sheet"), the related statements of income and of changes in financial position for the period then ended, the accompanying notes, and the report thereon of Eisner & Co., independent (of MS&Co.) certified public accountants with respect to the two fiscal years ended December 31, 1995 and the report thereon of Shulman, Jacobson & Co., independent (of MS&Co.) certified public accountants with respect to the fiscal year ended December 31, 1993. All such financial statements (i) reflect and provide adequate reserves in respect of all known liabilities of MS&Co. in accordance with GAAP, including all known contingent liabilities as of their respective dates, and (ii) present fairly the financial condition of MS&Co. at such dates.

     SECTION 5.7. COMPLIANCE WITH LAW; PERMITS. Except in all cases for non-compliance which would not have a Material Adverse Effect, MSCMG and MS&Co. have complied with all Requirements of Law relating to its securities, property, Employees or business, including, without limitation, Title VII, OSHA, the ADEA, the EPA, the NLRA, the Foreign Corrupt Practices Act of 1977, as amended, the Foreign Agents Registration Act of 1938, as amended, the Federal Regulation of Lobbying Act, as amended, and the Ethics in

Government Act of 1978, as amended, and all applicable statutes, regulations, orders and restrictions relating to environmental standards or controls.

     SECTION 5.8. LITIGATION. (a) There is no (i) action, suit, claim, proceeding or investigation pending or, to the knowledge of MSCMG or any officer of MSCMG, threatened against or affecting MSCMG or MS&Co. or their assets, Employees or properties, at law or in equity, or before or by any court or governmental authority, (ii) arbitration proceeding relating to MSCMG or MS&Co. or their assets, Employees or properties or (iii) governmental inquiry pending or, to the knowledge of MSCMG or any officer of MSCMG, threatened relating to or involving MSCMG, MS&Co., their assets or properties or the businesses of MSCMG or MS&Co. or the transactions contemplated by this Merger Agreement (including inquiries as to the qualification of MSCMG or MS&Co. to hold or receive any permit) and MSCMG does not know of any basis for any of the foregoing. There are no pending actions, suits, claims or proceedings brought by MSCMG or MS&Co. against others.

     (b) Neither MSCMG nor MS&Co. has received any written opinion, memorandum, legal advice or notice from legal counsel to the effect that they are exposed, from a legal standpoint, to any liability or disadvantage which may be material to their respective businesses and which would continue past the Effective Time of the Merger. Neither MSCMG nor MS&Co. is in default with respect to any order, writ, injunction or decree known to or served upon MSCMG or MS&Co. of any court or of any governmental authority.

     SECTION 5.9. LITIGATION. MSCMG knows of no pending or threatened action, suit, proceeding, investigation, order or injunction before or by any court or governmental body that seeks to restrain or to prevent the consummation of the transactions contemplated by this Merger Agreement.

     SECTION 5.10. CONSENTS. Except as otherwise referred to herein, no consent, action, approval or authorization of, or registration, declaration or filing with, any governmental authority having jurisdiction over MSCMG is required to be obtained by MSCMG in order to authorize the execution and delivery by MSCMG of this Merger Agreement or the performance by MSCMG of its terms (except for filings and consents required pursuant to New York Stock Exchange requirements).

     SECTION 5.11. NO MATERIAL ADVERSE CHANGE. Since the date of the MS&Co. Balance Sheet, MS&Co. has not experienced any material damage, destruction or loss (whether or not covered by insurance) to its assets or material adverse change in the value of MS&Co.

     SECTION 5.12. PROXY STATEMENT. On the Mailing Date, the information with respect to MSCMG and MS&Co. set forth in the Proxy Statement (a) will comply in all material respects with the provisions of the Exchange Act, and the General Rules and Regulations of the Commission thereunder and (b) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, except that no representation is hereby made as to any statements or omissions as described in this clause (b) with respect to which, prior to the Mailing Date, MSCMG shall have requested in writing any addition or modification to the Proxy Statement which shall be necessary in order to make the Proxy Statement not untrue or misleading in any material respect, unless such addition or modification shall have been made by the Company prior to the Mailing Date. At all times subsequent to the Mailing Date up to and including the Effective Time of the Merger, the information with respect to MSCMG and MS&Co. set forth in the Proxy Statement and all amendments and supplements thereto (i) will comply in all material respects with the provisions of the Exchange Act and the General Rules and Regulations of the Commission thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, except that no representation is hereby made as to any statements or omissions as described in this clause (ii) with respect to which, after the Mailing Date and prior to the Effective Time of the Merger, MSCMG shall have requested in writing any supplement to or amendment of the Proxy Statement which shall be necessary in order to make the Proxy Statement not untrue or misleading in any material respect, unless such supplement or amendment shall have been made by the Company prior to the Effective Time of the Merger.

     SECTION 5.13. DISCLOSURE; REPRESENTATIONS AND WARRANTIES. MSCMG has made true and complete responses to all the Company's requests for information, documents, contracts, agreements and records of MSCMG and MS&Co. relating to the business of MSCMG and MS&Co. Neither this Merger Agreement nor any statement, certificate, writing or document furnished to the Company by MSCMG in connection with this Merger Agreement contains, as of the dates of such documents, any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

     SECTION 5.14. FINDERS OR BROKERS. MSCMG has not utilized the services of any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or commission in connection with this Merger Agreement or upon consummation of the transactions contemplated hereby.

                                   ARTICLE VI

             TRANSACTIONS PRIOR TO THE EFFECTIVE TIME OF THE MERGER

     SECTION 6.1. STOCKHOLDERS' MEETING. (a) Subject to its fiduciary responsibilities, the Board of Directors of the Company will submit (i) this Merger Agreement, (ii) the Charter Amendment, and (iii) the proposal to transfer substantially all of its assets to the Liquidating Trust as required by Section 909 of the New York Business Corporation Law (the "Plan of Liquidation") to its stockholders for their adoption and will solicit proxies in favor of and recommend to its stockholders such adoption at a meeting thereof to be duly called and held as soon as practicable. In connection therewith, the Company shall prepare and file with the Commission, as soon as practicable, the required proxy material and shall use its best efforts promptly to obtain clearance by the staff of the Commission of the mailing of such material to its stockholders. Subject to its fiduciary responsibilities, the Company will use its best efforts to obtain the necessary approval of this Merger Agreement, the Charter Amendment and the Plan of Liquidation by its stockholders and will take as soon as practicable such other and further actions as may be required by this Merger Agreement and as may be required by law to effectuate the Merger, the Charter Amendment and the Plan of Liquidation. In obtaining the authorization and approval of its stockholders, the Company shall comply with all applicable Federal and state securities and other laws in connection with the transactions to be effected hereunder. Without limiting the generality of the foregoing, the Company agrees that the information contained in its proxy statement (other than information as to MSCMG furnished to the Company in writing by MSCMG) (i) will comply in all respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case when first mailed to the Company's stockholders and at all times thereafter through the Effective Date of the Merger. The Company shall not distribute any material to its stockholders in connection with this Merger Agreement, the Charter Amendment, the Plan of Liquidation and the transactions contemplated hereby other than materials contained in its proxy statement cleared by the staff of the Commission, except such additional material cleared by the staff of the Commission.

     (b) Without limiting the generality of the foregoing, MSCMG agrees that the information as to MSCMG furnished to the Company in writing by MSCMG for use in the Proxy Statement (i) will comply in all respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case on the Mailing Date and at all times thereafter through the Effective Date of the Merger.

     SECTION 6.2. APPROVALS; CONSENTS. The Company will obtain or cause to be obtained all consents, approvals and authorizations required by any applicable requirement of law or by any contract or agreement to be obtained by the Company in connection with the consummation of the Merger and the Plan of Liquidation. MSCMG will obtain or cause to be obtained all consents, approvals and authorizations required by any applicable requirement of law or by any contract or agreement to be obtained by MSCMG in connection with the consummation of the Merger.

     SECTION 6.3. CONDUCT AND LIQUIDATION OF BUSINESS PRIOR TO EFFECTIVE TIME OF THE MERGER. (a) The Company agrees that from and after the date hereof, the Company will continue to use its best efforts to liquidate the assets relating to the businesses of the Company and the Company Subsidiaries and to satisfy and fully discharge the Scheduled Liabilities.

     (b) The Company agrees that from the date hereof to the Effective Time of the Merger, and except as otherwise consented to or approved by an officer of MSCMG in writing or required by this Merger Agreement:

          (i) No change shall be made in the number of shares of authorized or issued capital stock of the Company or any of the Company Subsidiaries, except pursuant to the exercise of the employee stock options referred to in the third sentence of Section 4.3; nor shall any option, warrant, call, commitment, right or agreement of any character be granted or made by the Company or any of the Company Subsidiaries relating to their respective authorized or issued capital stock.

          (ii) No dividend shall be declared or paid or other distribution or payment declared, made or paid in respect of the Company Common Stock.

          (iii) No powers of attorney shall be granted by the Company or any of the Company Subsidiaries except as may be necessary for the conduct of meetings of stockholders or directors of the Company Subsidiaries.

          (iv) The Company shall use all reasonable efforts to terminate all contracts, agreements, commitments, understandings or instruments of the Company or any of the Company Subsidiaries, including the Material Contracts, except for those to be assumed by the Liquidating Trust, and to deliver evidence of such termination to MSCMG prior to the Effective Time of the Merger.

          (v) Except as agreed pursuant to Section 3.3, prior to the Effective Time of the Merger, the Company will terminate the employment of all of its employees, and shall give any notices required to be given, and provide any benefit required to be paid or continued, pursuant to the Worker Adjustment and Retraining Notification Act ("WARN"), COBRA or any other applicable federal, state or local laws, regulations, ordinances, orders, injunctions, or decrees, or administrative decisions or directives, with respect to such termination of employment.

     SECTION 6.4. ACCESS TO INFORMATION AND DOCUMENTS. (a) From the date hereof to the Effective Time of the Merger, the Company shall give to, or cause to be made available for, MSCMG and MSCMG shall give to, or cause to be made available for, the Company and their respective counsels, accountants and other representatives full access during normal business hours to all properties, documents, contracts, employees and records of the Company and the Company Subsidiaries or MSCMG and furnish the other party with copies of such documents and with such information as such party from time to time reasonably may request; provided, however, that nothing herein shall be deemed to obligate the Company or MSCMG to provide the other party access to information or operations the access to which is restricted for statutory or other governmental security purposes. The Company will make available to MSCMG for examination correct and complete copies of all Federal, state, local and foreign tax returns filed by the Company and the Company Subsidiaries, together with all available revenue agents' reports, all other reports, notices and correspondence concerning tax audits or examinations and analyses of all provisions for reserves or accruals of taxes including deferred taxes.

     (b) Until the Effective Time of the Merger (and, if this Merger Agreement is terminated prior to the Effective Time of the Merger, at all times after such termination), the Company and MSCMG will not disclose or use any confidential information obtained in the course of their respective investigations, except to the extent that any such confidential information subsequently becomes public knowledge.

     (c) If the Merger is not consummated and this Merger Agreement is terminated, then MSCMG promptly shall return all documents, contracts, records or properties of the Company furnished by the Company to MSCMG, and all copies thereof, and the Company promptly shall return all documents, contracts, records or properties of MSCMG furnished by MSCMG to the Company, and all copies thereof.

     SECTION 6.5. PERIODIC INFORMATION. (a) From the date hereof to the Effective Date of the Merger, the Company shall furnish MSCMG with such additional financial and operating data and other information regarding its or the Company Subsidiaries' business, reasonably available to the Company, as MSCMG shall from time to time reasonably request.

     (b) From the date hereof to the Effective Date of the Merger, the Company shall, promptly and in a timely manner, notify MSCMG of any of the occurrence of any event, or the failure of any event to occur, that results in a misrepresentation by the Company or the breach of any warranty by the Company, or any failure by the Company to comply with any covenant, condition or agreement contained herein.

     (c) From the date hereof to the Effective Date of the Merger, MSCMG shall furnish the Company with such additional financial and operating data and other information regarding its business, reasonably available to MSCMG, as the Company shall from time to time reasonably request.

     (d) From the date hereof to the Effective Date of the Merger, MSCMG shall, promptly and in a timely manner, notify the Company of the occurrence of any event, or the failure of any event to occur, that results in a misrepresentation by MSCMG or the breach of any warranty by MSCMG, or any failure by MSCMG to comply with any covenant, condition or agreement contained herein.

     SECTION 6.6. REPRESENTATIONS. The Company and MSCMG (a) will take and, in the case of the Company, cause the Company Subsidiaries to take all action necessary to render accurate as of the Effective Time of the Merger their respective representations and warranties contained herein, (b) will refrain from taking any action which would render any such representation or warranty inaccurate in any material respect as of such time, and (c) will perform or cause to be satisfied each covenant or condition to be performed or satisfied by them under this Merger Agreement.

     SECTION 6.7. MAILING DATE. (a) On or prior to the Mailing Date, MSCMG shall have received the following:

          (i) A letter from Eisner & Co., dated the Mailing Date and addressed to MSCMG and the Company, in form and substance satisfactory to MSCMG, to the effect that:

             (A) they are independent certified public accountants with respect to the Company and the Company Subsidiaries within the meaning of the Exchange Act and the applicable published rules and regulations thereunder;

             (B) in their opinion the consolidated financial statements of the Company and the Company Subsidiaries examined by them and included in the Proxy Statement comply as to form in all material respects with the accounting requirements of the Exchange Act, and of the published rules and regulations issued by the Commission thereunder;

             (C) at the request of MSCMG they have carried out procedures to a specified date not more than five business days prior to the Mailing Date, which do not constitute an examination in accordance with generally accepted auditing standards of the consolidated financial statements of the Company and the Company Subsidiaries, as follows: (1) read the unaudited consolidated financial statements, if any, of the Company and the Company Subsidiaries included in the Proxy Statement,
        (2) read the unaudited consolidated financial statements of the Company and the Company Subsidiaries for the period from the date of the most recent financial statements included in the Proxy Statement through the date of the most recent interim financial statements available in the ordinary course of business, (3) read the minutes of the meetings of stockholders and boards of directors of the Company and the Company Subsidiaries from March 31, 1994 to said date not more than five business days prior to the Mailing Date, and (4) made inquiries of certain officers and employees of the Company who have responsibility for financial and accounting matters as to (i) whether the unaudited financial statements, if any, of the Company and the Company Subsidiaries included in the Proxy Statement comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, and the published rules and regulations issued by the Commission thereunder; (ii) whether said financial statements are fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements; and (iii) whether there has been any change in capital stock or long term debt or any decrease in consolidated net current assets, stockholders' equity, revenues, income before income taxes or in the total or per share amounts of consolidated net income of the Company and the Company Subsidiaries; and, based on such procedures, nothing has come to their attention which would cause them to believe that (1) the unaudited financial statements, if any, of the Company and the Company Subsidiaries included in the Proxy Statement do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, and the published rules and regulations issued by the Commission thereunder; (2) said financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements; (3) as of said date not more than five business days prior to the Mailing Date there was, except as set forth in the Proxy Statement, any (x) material change in capital stock or long term debt of the Company and the Company Subsidiaries or (y) material decrease in consolidated net current assets or stockholders' equity of the Company and the Company Subsidiaries in each case as compared with the amounts shown in the consolidated balance sheet of the Company and the Company Subsidiaries at the date of the most recent financial statements included in the Proxy Statement; or (4) for the period from the date of the most recent financial statements included in the Proxy Statement to said date not more than five business days prior to the Mailing Date, there were, except as set forth in the Proxy Statement, any decreases as compared with the corresponding portion of the preceding 12-month period in consolidated revenues; and

             (D) at the request of MSCMG they have carried out described procedures acceptable to MSCMG to a specified date not more than five business days prior to the Mailing Date (which procedures do not constitute an examination in accordance with generally accepted auditing standards of the consolidated financial statements of the Company and the Company Subsidiaries) with respect to such tabular, percentage, statistical and financial information relating to the Company set forth in the Proxy Statement as MSCMG shall have reasonably requested.

          (ii) An opinion, dated the Mailing Date, of Moses & Singer LLP, counsel to the Company, to the effect that, while such counsel assumes no responsibility for any events, occurrences or statements of fact relating to the Company or the Company Subsidiaries, or for the accuracy, completeness or fairness of any statements contained in the Proxy Statement, and while such counsel expresses no opinion as to the financial statements or other financial or statistical data contained therein, with respect to the information in the Proxy Statement relating to the Company and the Company Subsidiaries, such counsel has no reason to believe that the Proxy Statement, as amended or supplemented to the date of such opinion, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii) A certificate of the Company's President and its chief financial officer, dated the Mailing Date, in form and substance satisfactory to MSCMG, stating that (A) the Company has complied in all material respects with the agreements contained herein on its part to be performed on or prior to such date, and (B) the representations and warranties of the Company contained herein are true and correct in all material respects at and as of the date of such certificate, except to the extent affected by the transactions contemplated hereby and by the liquidation of the Company as permitted by the provisions of Section 6.3 prior to the Mailing Date, with the same effect as though such representations and warranties had been made at and as of such date.

          (iv) A certificate of the Company's President and its chief financial officer, dated the Mailing Date, in form and substance satisfactory to MSCMG, stating that all approvals, consents and waivers required by Section
     4.6 have been obtained, specifically identifying such consents, waivers and attaching copies thereof to such certificate.

          (v) A voting agreement having the terms and provisions set forth in Exhibit B attached hereto (the "Voting Agreement") dated the Mailing Date shall have been signed by James H. Michaels (both individually and as the trustee for the trust for the benefit of Richard H. Michaels and as a co-trustee for the trust under the will of Jules Michaels) agreeing to vote all of his shares of Company Common Stock in favor of the Merger Agreement, the Charter Amendment and the Plan of Liquidation subject to the conditions set forth therein.

          (vi) A complete set of Schedules to this Agreement shall have been delivered by the Company to MSCMG and the form and content of such Schedules shall be satisfactory to MSCMG in its sole and complete discretion.

     (b) On or prior to the Mailing Date, the Company shall have received the following:

          (i) A letter from Eisner & Co., dated the Mailing Date and addressed to the Company and MSCMG, in form and substance satisfactory to the Company, to the effect that:

             (A) they are independent certified public accountants with respect to MSCMG and MS&Co. within the meaning of the Exchange Act and the applicable published rules and regulations thereunder;

             (B) in their opinion the financial statements of MS&Co. examined by them and included in the Proxy Statement comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, and of the published rules and regulations issued by the Commission thereunder;

             (C) at the request of the Company they have carried out procedures to a specified date not more than five business days prior to the Mailing Date, which do not constitute an examination in accordance with generally accepted auditing standards of the financial statements of MS&Co., as follows: (1) read the unaudited consolidated financial statements, if any, of MS&Co. included in the Proxy Statement, (2) read the unaudited consolidated financial statements of MS&Co. for the period from the date of the most recent financial statements included in the Proxy Statement through the date of the most recent interim financial statements available in the ordinary course of business, (3) read the minutes of the meetings of stockholders and boards of directors of MS&Co. from December 31, 1995 to said date not more than five business days prior to the Mailing Date, and (4) made inquiries of certain officers and employees of MS&Co. who have responsibility for financial and accounting matters as to (i) whether the unaudited financial statements, if any, of MS&Co. included in the Proxy Statement comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, and the published rules and regulations issued by the Commission thereunder; (ii) whether said financial statements are fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements; and (iii) whether there has been any change in capital stock or long term debt or any decrease in net current assets, stockholders' equity, revenues, income before taxes or in the total or per share amounts of net income of MS&Co.; and, based on such procedures, nothing has come to their attention which would cause them to believe that (1) the unaudited financial statements, if any, of MS&Co. included in the Proxy Statement do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, and the published rules and regulations issued by the Commission thereunder; (2) said financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements; (3) as of said date not more than five business days prior to the Mailing Date there was, except as set forth in the Proxy Statement, any (x) change in capital stock or long term debt of MS&Co. or (y) decrease in net current assets or stockholders' equity of MS&Co. in each case as compared with the amounts shown in the balance sheet of MS&Co. at the date of the most recent financial statements included in the Proxy Statement; or (4) for the period from the date of the most recent financial statements included in the Proxy Statement to said date not more than five business days prior to the Mailing Date, there were, except as set forth in the Proxy Statement, any decreases as compared with the corresponding portion of the preceding 12-month period in revenues or income before taxes or in the total or per share amounts of net income; and

             (D) at the request of the Company they have carried out described procedures acceptable to the Company to a specified date not more than five business days prior to the Mailing Date (which procedures do not constitute an examination in accordance with generally accepted auditing standards of the financial statements of MS&Co.) with respect to such tabular, percentage, statistical and financial information relating to MS&Co. set forth in the Proxy Statement as the Company shall have reasonably requested.

          (ii) An opinion, dated the Mailing Date, of Whitman Breed Abbott & Morgan, counsel to MSCMG, to the effect that, while such counsel assumes no responsibility for any events, occurrences or statements of fact relating to MSCMG or MS&Co., or for the accuracy, completeness or fairness of any statements contained in the Proxy Statement, and while such counsel expresses no opinion as to the financial statements or other financial or statistical data contained therein, with respect to the information in the Proxy Statement relating to MSCMG and MS&Co., such counsel has no reason to believe that the Proxy Statement, as amended or supplemented to the date of such opinion, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii) A certificate of the President of MSCMG, dated the Mailing Date, in form and substance satisfactory to the Company, stating that (A) MSCMG has complied in all material respects with the agreements contained herein on its part to be performed on or prior to such date, and (B) the representations and warranties of MSCMG contained herein are true and correct in all material respects at and as of the date of such certificate, except to the extent affected by the transactions contemplated hereby, with the same effect as though such representations and warranties had been made at and as of such date.

          (iv) A certificate of MSCMG's President and its chief financial officer, dated the Mailing Date, in form and substance satisfactory to the Company, stating that all approvals, consents and waivers required by
     Section 5.10 have been obtained, specifically identifying such consents, waivers and attaching copies thereof to such certificate.

     SECTION 6.8. INFORMATION. (a) The Company will furnish MSCMG with all information concerning the Company reasonably required for inclusion in any application made by MSCMG to any stock exchange or any governmental or regulatory body in connection with the transactions contemplated by this Merger Agreement.

     (b) MSCMG will furnish the Company with all information concerning MSCMG and MS&Co. reasonably required for inclusion in the Proxy Statement or any application made by the Company to the Commission, any stock exchange or any governmental or regulatory body in connection with the transactions contemplated by this Merger Agreement.

     SECTION 6.9. NOTICE OF BREACH. (a) MSCMG will immediately give notice to the Company of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by MSCMG or a failure by MSCMG to comply with any covenant, condition or agreement contained herein.

     (b) The Company will immediately give notice to MSCMG of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by the Company or a failure by the Company to comply with any covenant, condition or agreement contained herein.

     SECTION 6.10. NEGOTIATIONS WITH THIRD PARTIES. The Company will not, without the prior written approval of MSCMG, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any of the Company Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Company Subsidiaries to take any such action, and the Company shall promptly notify MSCMG of all relevant terms of any such inquiries and proposals received by the Company or any of the Company Subsidiaries or by any such officer, director, investment banker, financial advisor, attorney, accountant or other representative relating to any of such matters and if such inquiry or proposal is in writing, the Company shall promptly deliver or cause to be delivered to MSCMG a copy of such inquiry or proposal; provided, however, that nothing contained in this Section 6.10 shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written proposal, which proposal is at a materially higher value, by such person or entity to acquire the Company pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire a substantial portion of the assets of the Company if the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that such action is appropriate for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law; (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Competing Transaction; or
(iii) failing to make or withdrawing or modifying its recommendation referred to in Section 6.1 if the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law; provided, further, however, that in consideration of MSCMG's willingness to incur the expenses and devote the time and resources necessary to seek to consummate the transactions contemplated hereby, if the transactions contemplated hereby fail to be consummated because the Company has taken any of the actions contemplated in clauses (i) through
(iii) above and the Competing Transaction is consummated, the Company shall pay to MSCMG, by bank check or wire transfer of immediately available funds, an amount equal to $750,000. For purposes of this Merger Agreement, "Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Merger Agreement, including the Liquidation) involving the Company or any of the Company Subsidiaries: (I) any merger, consolidation, share exchange, business combination or similar transaction; (II) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of the Company and the Company Subsidiaries, taken as a whole; (III) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person having acquired beneficial ownership of, or any group (as such term is used in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the outstanding shares of capital stock of the Company; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     SECTION 6.11. TAX MATTERS. (a) (i) Subject to the limitations of Section 11.1(c), the Liquidating Trust shall be responsible for the payment of all taxes of the Company and each Company Subsidiary attributable to taxable periods ending on or before the date of the Effective Time of the Merger (the "Pre-ETM Period") to the extent that payment of such taxes (through payment of estimated taxes, withholding or in any other manner) has not been made prior to the Effective Time of the Merger including any taxes resulting from the transfer of assets by the Company to the Liquidating Trust. The term "Taxes" shall mean all taxes, charges, fees, interest, penalties, additions to tax or other assessments, including but not limited to income (whether net or gross), excise, property, sales, transfer, use, value added, franchise taxes, payroll, wage, unemployment, worker's compensation, social security, capital, occupation, estimated, and customs duties imposed by any Tax Authority. The term "Tax Authority" as used in this Section 6.11 shall mean any domestic or foreign national, state or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any regulatory or taxing authority.

        (ii) In the case of any taxable period that includes (but does not end on) the date of the Effective Time of the Merger, the Taxes of the Company and each of the Company Subsidiaries which shall be considered attributable to the pre-ETM Period shall be computed as if such taxable period had in fact ended at the Effective Time of the Merger and such Taxes as so computed shall be the responsibility of the Liquidating Trust to the extent that payment of such Taxes has not been made prior to the Effective Time of the Merger.

     (b) If the amount of Taxes paid by the Company and any of the Company Subsidiaries or by the Liquidating Trust with respect to a Pre-ETM Period exceeds the amount of Taxes for which the Company, any of the Company Subsidiaries or the Liquidating Trust are responsible under this Agreement, the Surviving Corporation shall pay to the Liquidating Trust the amount of such excess after the final liability for such Taxes has been determined; provided, however, that the Surviving Corporation shall in any event immediately pay such excess to the Liquidating Trust in the event that such excess is used by any Company Subsidiary or by the Surviving Corporation to reduce or eliminate taxes that would otherwise be payable with respect to any taxable period subsequent to a Pre-ETM Period.

     (c) The amount of any Taxes attributable to any taxable period that includes (but does not end on) the date of the Effective Time of the Merger shall be determined on the basis of the permanent books and records (including workpapers) of the Company and the Company Subsidiaries by assuming that the Company and each Subsidiary had a taxable year which ended at the Effective Time of the Merger, except that exemptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a time basis.

     (d) The Surviving Corporation shall compute or cause (i) Eisner & Co. or
(ii) such national accounting firm as shall be approved by the Liquidating Trust (which approval shall not be unreasonably withheld) to compute the Taxes for all Pre-ETM Periods for which the Liquidating Trust is responsible for Taxes under subsection (a) of this Section 6.11 including any taxes determined under subsection (c) above (each a "Pre-ETM Return Calculation"). The Surviving Corporation shall pay the fees of Eisner & Co. or the national accounting firm for computing taxes under this Section 6.11(d). The Surviving Corporation shall submit the Pre-ETM Return Calculation to the Liquidating Trust at least 60 days prior to the due date, including extensions actually obtained (the "Due Date"), of any tax return on which such Taxes are returnable. The Pre-ETM Return Calculation shall include a statement of any Taxes paid by the Company prior to the Effective Time of the Merger and the Liquidating Trust shall have 25 days in which to object to the Pre-ETM Return Calculation. In the event of a dispute as to any Pre-ETM Return Calculation, the dispute shall be referred to such firm of independent certified public accountants mutually agreed to by the Company and the Liquidating Trust (the "Independent Accountants"). Such Independent Accountants shall finally determine the Pre-ETM Return Calculation at least ten
(10) business days prior to the Due Date of any such return. The Company and the Liquidating Trust shall each pay one-half of the fees of such Independent Accountants relating to such determination. The Liquidating Trust shall pay the Pre-ETM Return Calculation as finally determined (less any Taxes paid prior to the Effective Time of the Merger as set forth in the Pre-ETM Return Calculation).

     (e) The Company shall prepare and timely file or shall cause the preparation and timely filing of all tax returns required to be filed prior to the Effective Time of the Merger. The Surviving Corporation shall have the sole responsibility for the preparation and filing of all other tax returns of the Company and any Company Subsidiary; provided that any returns with respect to which the Liquidating Trust shall have liability under Section 6.11(a) shall be prepared by (i) Eisner & Co. or (ii) such national accounting firm as shall be approved by the Liquidating Trust (which approval shall not be unreasonably withheld).

     (f) (i) The Surviving Corporation and the Company Subsidiaries shall elect, where permitted by law, to carry forward any net operating loss, net capital loss, charitable contribution or other item arising on or after the date of the Effective Time of the Merger that could, absent such election, be carried back to a Pre-ETM Period. Neither any Company Subsidiary nor the Surviving Corporation shall amend, without the prior written consent of the Liquidating Trust, any tax returns relating to a Pre-ETM Period.

     (ii) If the Company and the Company Subsidiaries shall have a net operating loss for any Pre-ETM Period, the Surviving Corporation shall carryback such net operating loss to the extent permitted under Section 172 of the Internal Revenue Code (the "Code") and shall apply, for the benefit of the Liquidating Trust, for a tentative carryback adjustment of the tax pursuant to Section 6411 of the Code for any prior taxable year affected by such net operating loss carryback and, upon receipt of such Section 6411 refund or any other refund of tax with respect to a Pre-ETM Period, shall promptly remit any such refund to the Liquidating Trust.

     (g) The Liquidating Trust and its duly appointed representatives shall have the sole right, at its sole expense, to supervise or otherwise coordinate any examination process and to negotiate, resolve, settle or contest any asserted tax deficiencies or to assert any claim for a tax refund (collectively a "Tax Claim") with respect to any Pre-ETM Period and neither the Surviving Corporation nor any Company Subsidiary shall negotiate, resolve, settle or contest any such Tax Claim without the prior written consent of the Liquidating Trust.

     (h) The Surviving Corporation agrees to give prompt notice to the Liquidating Trust of the assertion of any claim, or the commencement of any suit, action, proceeding, investigation or audit with respect to any tax for a Pre-ETM Period, which notice shall describe in reasonable detail the facts pertaining thereto and the amount or an estimate of the amount of the liability arising therefrom. The Company shall cooperate fully in any such action by furnishing or making available records, books of account or other materials or taking such other actions (including the granting of a power of attorney to the Liquidating Trust) as may be necessary or helpful for the defense against the assertions of any taxing authority as to any return for such periods to the extent that the Liquidating Trust has responsibility therefor pursuant to
Section 6.11(a).

     (i) The Company and each Company Subsidiary shall retain its records relating to all tax periods which remain subject to audit by action or statute or waiver for all Pre-ETM Periods. To the extent that such records are currently maintained in both a hard copy and an electronic media format, both such types of records that pertain to the income or operations of the Company and each Company Subsidiary prior to the close of business on the date of the Effective Time of the Merger will be retained by the Company and will not be destroyed without the prior written approval of the Liquidating Trust prior to the expiration of the applicable statute of limitations.

                                  ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

     The obligations of the parties under this Merger Agreement are subject to the fulfillment and satisfaction of each of the following conditions, any one or more of which may be waived by MSCMG and the Company.

     SECTION 7.1. STOCKHOLDER APPROVALS. On or before the Effective Time of the Merger, the stockholders of the Company and the stockholders of MSCMG shall have adopted this Merger Agreement by the affirmative vote of at least two-thirds of the outstanding shares of stock and the stockholders of the Company shall have approved the Charter Amendment and the Plan of Liquidation. Stockholders owning no more than 45,814 shares shall have elected to enforce their right to receive payment for their shares of Company Common Stock pursuant to Section 623 of the New York Business Corporation Law.

     SECTION 7.2. FILING OF CHARTER AMENDMENT. Before the Effective Time of the Merger the Company shall have filed the Charter Amendment with the New York Department of State.

     SECTION 7.3. LISTING. On or before the Effective Time of the Merger, The Nasdaq Stock Market shall have approved the listing, upon official notice of issuance, of the shares of Company Common Stock to be issued pursuant to the Merger as contemplated by Article Three.

     SECTION 7.4. MAILING DATE DOCUMENTS. MSCMG and the Company shall each have received on the Mailing Date the documents which they are to receive under
Section 6.4.

     SECTION 7.5. REGULATORY APPROVALS. On or before the Effective Time of the Merger, all applicable approvals of governmental regulatory authorities of the United States of America or of any state or political subdivision thereof required to consummate the Merger shall have been obtained.

     SECTION 7.6. ESCROW AGREEMENT. The Company and a person or entity acceptable to the Company and MSCMG, as escrow agent, shall have executed and delivered to MSCMG the Escrow Agreement and placed $500,000 in escrow in accordance with the terms thereof.

     SECTION 7.7. TRUST AGREEMENT. (a) The Company and the Trustees shall have executed and delivered a trust agreement substantially in the form of Exhibit E hereto creating the Liquidating Trust and the Company shall have transferred all of its business and assets (other than the escrow amount) to the Liquidating Trust (except as otherwise provided in Section 3.3) and the Liquidating Trust shall have assumed all the Company's obligations and liabilities (including the Scheduled Liabilities and all tax liabilities resulting from the transfer of the owned Real Property to the Liquidating Trust) by executing an assignment and assumption agreement substantially in the form of Exhibit F hereto.

     (b) In furtherance of the Company's transfer of its business and assets to the Liquidating Trust, prior to the Effective Time of the Merger, the Company shall execute a deed whereby it transfers title to all owned Real Property to the Liquidating Trust, and a bill of sale and assignment whereby it transfers title to all of its personal property, inventory, accounts receivable, bank accounts and all other assets of the Company to the Liquidating Trust. Further, the Company and the Liquidating Trustee shall enter into the assignment and assumption agreement described above.

                                  ARTICLE VIII

                       CONDITIONS TO MSCMG'S OBLIGATIONS

     The obligations of MSCMG hereunder are subject to the satisfaction, at or before the Effective Time of the Merger, of the following conditions (any of which may be waived, in whole or in part, by MSCMG):

     SECTION 8.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Merger Agreement (including the Schedules and Exhibits hereto), or in any certificate or document delivered to MSCMG in connection herewith, shall be true in all material respects at the Effective Time of the Merger as if made again on and as of the Effective Time of the Merger. The Company shall have duly performed and complied with all agreements and conditions required by this Merger Agreement to be performed or complied with by the Company at or before the Effective Time of the Merger. MSCMG shall have been furnished with certificates of appropriate officers of the Company, dated the Effective Time of the Merger, certifying in such detail as MSCMG may reasonably request to the fulfillment of the foregoing conditions.

     SECTION 8.2. THE COMPANY'S PERFORMANCE. Each of the obligations of the Company to be performed by it on or before the Effective Time of the Merger pursuant to the terms of this Merger Agreement shall have been duly performed in all material respects at the Effective Time of the Merger, and at the Effective Time of the Merger the Company shall have delivered to MSCMG a certificate to such effect signed by the President of the Company.

     SECTION 8.3. AUTHORITY. All action required to be taken by, or on the part of, the Company to authorize the execution, delivery and performance of this Merger Agreement by the Company and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of the Company.

     SECTION 8.4. OPINION OF THE COMPANY'S COUNSEL. Moses & Singer LLP, special counsel to the Company, shall have delivered to MSCMG an opinion, dated the Effective Time of the Merger and addressed to MSCMG, in form and substance satisfactory to MSCMG.

     SECTION 8.5. LEGAL MATTERS SATISFACTORY. All legal matters, and the form and substance of all documents to be delivered by the Company to MSCMG at the Effective Time of the Merger, shall have been approved by, and shall be satisfactory to, MSCMG. The Trust shall have become a party to this Agreement by executing an amendment hereto.

                                   ARTICLE IX

                    CONDITIONS TO THE COMPANY'S OBLIGATIONS

     The obligations of the Company hereunder are subject to the satisfaction, at or before the Effective Time of the Merger, of the following conditions (any of which may be waived, in whole or in part, by the Company):

     SECTION 9.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of MSCMG contained in this Merger Agreement, or in any certificate or document delivered to the Company in connection herewith, shall be true in all material respects at the Effective Time of the Merger as if made again on and as of the Effective Time of the Merger. MSCMG shall have duly performed and complied with all agreements and conditions required by this Merger Agreement to be performed or complied with by MSCMG at or before the Effective Time of the Merger. The Company shall have been furnished with certificates of appropriate officers of MSCMG, dated the Effective Time of the Merger, certifying in such detail as the Company may reasonably request to the fulfillment of the foregoing conditions.

     SECTION 9.2. MSCMG'S PERFORMANCE. Each of the obligations of MSCMG to be performed by it on or before the Effective Time of the Merger pursuant to the terms of this Merger Agreement shall have been duly performed in all material respects at the Effective Time of the Merger, and at the Effective Time of the Merger MSCMG shall have delivered to the Company a certificate to such effect signed by the President of MSCMG.

     SECTION 9.3. AUTHORITY. All action required to be taken by, or on the part of, MSCMG to authorize the execution, delivery and performance of this Merger Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and the sole stockholder of MSCMG.

     SECTION 9.4. OPINION OF MSCMG'S COUNSEL. Whitman Breed Abbott & Morgan, special counsel to MSCMG, shall have delivered to the Company an opinion, dated the Closing Date and addressed to the Company, substantially in the form of Exhibit D.

     SECTION 9.5. LEGAL MATTERS SATISFACTORY. All legal matters, and the form and substance of all documents to be delivered by MSCMG to the Company at the Closing, shall have been approved by, and shall be satisfactory to, the Company.

                                   ARTICLE X

                                  TERMINATION

     SECTION 10.1. TERMINATION.

     This Merger Agreement may be terminated and the Merger abandoned at any time before the Effective Time of the Merger:

          (a) by the written consent of the Company and MSCMG;

          (b) by MSCMG, if there has been a material misrepresentation in this Merger Agreement by the Company, or a material breach by the Company of any of its warranties or covenants set forth herein, or a failure of any condition to which the obligations of MSCMG hereunder are subject;

          (c) by the Company, if there has been a material misrepresentation in this Merger Agreement by MSCMG, or a material breach by MSCMG of any of the warranties or covenants of MSCMG set forth herein, or a failure of any condition to which the obligations of the Company hereunder are subject;

          (d) by either the Company or MSCMG if the Effective Time of the Merger shall not have occurred before July 30, 1996, for any reason other than the failure of the party seeking to terminate this Merger Agreement to perform its obligations hereunder or a misrepresentation or breach of warranty by such party herein;

          (e) by the Company or MSCMG if the Company shall not have received at the stockholder meeting called to approve the Merger the favorable vote of at least two-thirds of its stockholders to approve the Merger; or

          (f) by the Company or MSCMG if the Board of Directors of the Company
     (i) fails to make or withdraws or modifies its recommendation to the stockholders of the Company to vote in favor of the Merger, or (ii) recommends to the Company's stockholders approval or acceptance of a Competing Transaction, in each case only if the Board of Directors of the Company, after consultation with and based upon the advice of independent legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that such action is appropriate for such Board of Directors to comply with its fiduciary duties to shareholders under applicable law.

                                   ARTICLE XI

                                INDEMNIFICATION

     SECTION 11.1. INDEMNIFICATION BY THE COMPANY.

     (a) The Company (through the Liquidating Trust) shall be liable for, shall indemnify MSCMG (or the Surviving Corporation as the successor in interest thereto) for, shall hold harmless, protect and defend MSCMG (or the Surviving Corporation as the successor in interest thereto) from and against, and shall reimburse MSCMG (or the Surviving Corporation as the successor in interest thereto) for, any and all MSCMG Damages (as defined in Section 11.1(b)) in the manner and to the extent set forth in this Section 11.1, and subject in all cases to the limitation on the scope of the Company's obligation to indemnify set forth in Section 11.1(c).

     (b) The term "MSCMG Damages" means any and all damages, losses, liabilities, obligations, penalties, excise taxes, income taxes, fines, actions, claims, litigation, demands, defenses, judgments, suits, proceedings, equitable relief, costs, sums paid in settlement of the foregoing, disbursements or expenses (including, without limitation, attorneys' and experts' fees and disbursements) of any kind or of any nature whatsoever (whether based in common law, statute or contract; fixed or contingent; known or unknown) suffered or incurred by MSCMG, its officers, directors, employees, affiliates, successors or assigns (including the Surviving Corporation) resulting from or arising in connection with:

          (i) any misrepresentation by the Company contained in or made pursuant to this Merger Agreement or in any certificate, instrument or agreement delivered to MSCMG pursuant to or in connection with this Merger Agreement;

          (ii) any breach of warranty or any default in the performance of any covenant or obligation of the Company under or in connection with this Merger Agreement;

          (iii) any obligations and liabilities of the Company to be assumed by the Liquidating Trust pursuant to Section 6, including, without limitation, the Scheduled Liabilities;

          (iv) any Taxes for which the Liquidating Trust is liable under Section 6.11(a);

          (v) any pension, severance, health and other employee benefit, including severance or vacation pay, supplemental unemployment benefits or any similar benefit, that became payable to any employees of the Company in connection with a Shutdown (as hereinbelow defined) and any other costs, expenses or payments paid or payable by the Company in connection with the transactions contemplated by this Merger Agreement that would not otherwise have been paid or become payable but for the liquidation of the Company, the Merger or the transactions contemplated by this Merger Agreement. The term "Shutdown" means the closure or deemed closure of any plant or the discontinuance or deemed discontinuance of any department or business, in any case related to the Company or the Company Subsidiaries or their respective businesses or operations; and

          (vi) the employment, termination of employment or application for employment of any Employee of the Company prior to the Effective Time of the Merger or at any time in connection with Section 6.3(b)(viii); and

          (vii) all obligations and liabilities with respect to the termination of and withdrawal from the Plans, all obligations and responsibilities to provide retiree health coverage and continuation coverage and appropriate notices under COBRA, and all obligations and responsibilities under all severance and termination pay plans and programs.

     (c) MSCMG Damages shall only include actual liability or cost incurred and paid by MSCMG (or the Surviving Corporation as the successor in interest thereto) to a third party, and shall not include any claim for any diminution in the value of any assets of the Company or MSCMG or the Surviving Corporation, or any other damages, direct or indirect, other than in an actual cost or expense paid by MSCMG (or the Surviving Corporation as the successor in interest thereto) to a third party. Notwithstanding anything in this Agreement, under law or otherwise, the maximum liability of the Company (through the Liquidating Trust) to MSCMG (or the Surviving Corporation as the successor in interest thereto) for MSCMG Damages shall be limited as follows:

          (i) the Company shall not be liable for more than an amount equal to $1,000,000 in the aggregate for all claims for such MSCMG Damages (excluding, however, liabilities with respect to the non-payment of the Scheduled Liabilities which shall be satisfied by the Liquidating Trust and excluding any Taxes resulting from the sale or transfer to the Liquidating Trust of assets in connection with the liquidation of assets relating to the existing businesses of the Company) which liability shall be satisfied in full from funds deposited in escrow pursuant to the Escrow Agreement; and

          (ii) the obligation of the Company (through the Liquidating Trust) to indemnify MSCMG for, and to hold MSCMG harmless from, MSCMG Damages shall survive the Effective Time of the Merger until the first anniversary date of the Effective Time of the Merger, and no claim with respect to such MSCMG Damages under this Section 11.1 shall be valid unless asserted in writing prior to the expiration of such period, specifying in reasonable detail the basis for such MSCMG Damages, as provided in the Escrow Agreement.

     The right of MSCMG (or the Surviving Corporation as the successor in interest thereto) to be indemnified pursuant to this Section 11.1 up to the maximum amount of $1,000,000 in the aggregate (consisting of $500,000 held pursuant to the Escrow Agreement and $500,000 reserved by the Liquidating Trust in accordance with the provisions of Section 3.2) is the sole and exclusive right of MSCMG for any breach of this Agreement or any of the documents executed in connection herewith, or otherwise in connection with any of the transactions contemplated hereby, including without limitation the Merger, and neither MSCMG nor any of its affiliates shall have the right to assert any claim against the Company, any controlling person of the Company or any of the Company's affiliates, directors, officers, employees or stockholders, whether such claim is based on tort (including fraud), contract or otherwise, and whether arising under statute, common law or otherwise, arising out of this Agreement, the Merger or any of the transactions contemplated hereby or thereby, except for claims relating to the non-payment of the Scheduled Liabilities.

     In addition, no claim, whether such claim is based on tort (including fraud), contract or otherwise, and whether arising under statute, common law or otherwise, shall be asserted by the Company, MSCMG or any of their affiliates against the Trustees or the beneficiaries of the Liquidating Trust. No claim shall be asserted by the Company, MSCMG or any of their affiliates against the Liquidating Trust after the first anniversary date of the Effective Time of the Merger, or in excess of an aggregate of $1,000,000 (consisting of $500,000 held pursuant to the Escrow Agreement and $500,000 reserved by the Liquidating Trust in accordance with the provisions of Section 3.2), except for claims relating to the non-payment of the Scheduled Liabilities.

     SECTION 11.2. INDEMNIFICATION BY THE COMPANY.

     (a) MSCMG (through the Surviving Corporation) shall be liable for, shall indemnify the Company (or the Liquidating Trust as the successor in interest thereto) for, shall hold harmless, protect and defend the Company (or the Liquidating Trust as the successor in interest thereto) from and against, and shall reimburse the Company (or the Liquidating Trust as the successor in interest thereto) for, any and all Company Damages (as defined in Section 11.2(b)) in the manner and to the extent set forth in this Section 11.2, and subject in all cases to the limitation on the scope of MSCMG's obligation to indemnify set forth in Section 11.2(c).

     (b) The term "Company Damages" means any and all damages, losses, liabilities, obligations, penalties, excise taxes, income taxes, fines, actions, claims, litigation, demands, defenses, judgments, suits, proceedings, equitable relief, costs, sums paid in settlement of the foregoing, disbursements or expenses (including, without limitation, attorneys' and experts' fees and disbursements) of any kind or of any nature whatsoever (whether based in common law, statute or contract; fixed or contingent; known or unknown) suffered or incurred by the Company, its officers, directors, employees, affiliates, successors or assigns (including the Liquidating Trust) resulting from or arising in connection with:

          (i) any misrepresentation by MSCMG contained in or made pursuant to this Merger Agreement or in any certificate, instrument or agreement delivered to the Company pursuant to or in connection with this Merger Agreement;

          (ii) any breach of warranty or any default in the performance of any covenant or obligation of MSCMG under or in connection with this Merger Agreement; and

          (iii) any Taxes for which the Surviving Corporation is liable under
     Section 6.11(e);

     (c) Company Damages shall only include actual liability or cost incurred and paid by the Company (or the Liquidating Trust as the successor in interest thereto) to a third party, and shall not include any claim for any diminution in the value of any assets of the Company or the Liquidating Trust, or any other damages, direct or indirect, other than in an actual cost or expense paid by the Company (or the Liquidating Trust as the successor in interest thereto) to a third party. Notwithstanding anything in this Agreement, under law or otherwise, the maximum liability of MSCMG (through the Surviving Corporation) to the Company (or the Liquidating Trust as the successor in interest thereto) for Company Damages shall be limited as follows:

          (i) MSCMG shall not be liable for more than an amount equal to $1,000,000 in the aggregate for all claims for such Company Damages; and

          (ii) the obligation of MSCMG (through the Surviving Corporation) to indemnify the Company for, and to hold the Company harmless from, Company Damages shall survive the Effective Time of the Merger until the first anniversary date of the Effective Time of the Merger, and no claim with respect to such Company Damages under this Section 11.2 shall be valid unless asserted in writing prior to the expiration of such period, specifying in reasonable detail the basis for such Company Damages.

The right of the Company (or the Liquidating Trust as the successor in interest thereto) to be indemnified up to the maximum amount of $1,000,000 pursuant to this Section 11.2 is the sole and exclusive right of the Company for any breach of this Agreement or any of the documents executed in connection herewith, or otherwise in connection with any of the transactions contemplated hereby, including without limitation the Merger, and neither the Company nor any of its affiliates shall have the right to assert any claim against MSCMG, any controlling person of MSCMG or any of MSCMG's affiliates, directors, officers, employees or stockholders, whether such claim is based on tort (including fraud), contract or otherwise, and whether arising under statute, common law or otherwise, arising out of this Agreement, the Merger or any of the transactions contemplated hereby or thereby. In addition, (i) no claim, whether such claim is based on tort (including fraud), contract or otherwise, and whether arising under statute, common law or otherwise, shall be asserted by the Company, the Liquidating Trust or any of their affiliates against MSCMG or the Surviving Corporation and (ii) no claim shall be asserted by the Company, the Liquidating Trust or any of their affiliates against MSCMG or the Surviving Corporation after the first anniversary date of the Effective Time of the Merger, in excess of the $1,000,000.

     SECTION 11.3. LEGAL PROCEEDINGS.

     (a) If any legal proceeding shall be instituted, or any claim or demand made, against an indemnified party or a party which proposes to assert that the provisions of this Article XI apply (the "Indemnified Party") such Indemnified Party shall give prompt notice of the claim to the party obliged or alleged to be so obliged so to indemnify such Indemnified Party (the "Indemnitor"). The omission so to notify such Indemnitor, however, shall not relieve such Indemnitor from any duty to indemnify which otherwise might exist with regard to such claim unless (and only to the extent that) the omission to notify materially prejudices the ability of the Indemnitor to assume the defense of such claim. After any Indemnitor has received notice from an Indemnified Party that a claim has been asserted against such Indemnified Party, the Indemnitor shall have the right, upon giving written notice to the Indemnified Party, to participate in the defense of such claim and to elect to assume the defense against the claim, at its own expense, through the Indemnified Party's attorney or an attorney selected by the Indemnitor and approved by the Indemnified Party, which approval shall not be unreasonably withheld. If the Indemnitor fails to give prompt notice of such election, then the Indemnitor shall be deemed to have elected not to assume the defense of such claim and the Indemnified Party may defend against the claim with its own attorney.

     (b) If the Indemnitor so elects to participate in the defense of such claim or to assume the defense against a claim, then the Indemnified Party will cooperate and make available to the Indemnitor (and its representatives) all employees, information, books and records in its possession or under its control which are reasonably necessary or useful in connection with such defense; and if the Indemnitor shall have elected to assume the defense of a claim, then the Indemnitor shall have the sole right to compromise and settle in good faith any such claim. If the Indemnitor shall elect to defend or to agree in writing to compromise or to settle any such claim, then it shall be bound by any ultimate judgment or settlement as to the existence and amount of the claim, and the amount of said judgment or settlement shall be conclusively deemed for all purposes of this Merger Agreement to be a liability on account of which the Indemnified Party is entitled to be indemnified hereunder.

     (c) If the Indemnitor does not elect to assume, or is deemed to have elected not to assume, the defense of a claim then:

          (i) the Indemnified Party alone shall have the right to conduct such defense;

          (ii) the Indemnified Party shall have the right to compromise and to settle, in good faith, the claim without the prior consent of the Indemnitor; and

          (iii) if it is ultimately determined that the claim of loss which shall form the basis of such judgment or settlement is one that is validly an obligation of the Indemnitor that elected not to assume the defense, then such Indemnitor shall be bound by any ultimate judgment or settlement as to the existence and the amount of the claim and the amount of said judgment or settlement shall be conclusively deemed for all purposes of this Merger Agreement to be a liability on account of which the Indemnified Party is entitled to be indemnified hereunder.

                                  ARTICLE XII

                                 MISCELLANEOUS

     SECTION 12.1. EXPENSES. Except as otherwise provided herein, MSCMG shall pay all of the expenses of the Company and MSCMG, in connection with the preparation and performance of the terms of this Merger Agreement and the transactions contemplated hereby (other than those incurred in association with the liquidation of the Company, which expenses shall be paid solely by the Company), including all fees and expenses of each party's investment bankers, counsel, accountants and actuaries. MSCMG shall pay up to $25,000 of the fees and expenses of the Company for investment bankers, counsel, accountants and actuaries in connection with the negotiation and preparation of any letters of intent between the parties related to the transactions contemplated hereby.

     SECTION 12.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. (a) Except as provided below, the representations and warranties of the Company contained in
Article 4 and the representations and warranties of MSCMG contained in Article 5 shall terminate upon (i) the first anniversary date of the Effective Time of the Merger, or (ii) the termination of this Merger Agreement and abandonment of the Merger pursuant to the provisions of Section 10.1(a) or 10.1(d) (except for the agreements as to confidentiality contained in Section 6.4 and as to expenses contained in Section 12.1), and the parties hereto shall have no continuing obligations or liabilities with respect thereto.

     (b) If either MSCMG or the Company shall have the right to terminate this Merger Agreement and abandon the Merger pursuant to the provisions of Section 10.1(b) or Section 10.1(c), then the party which does not have the right so to terminate this Merger Agreement will use its reasonable efforts to cure the condition giving rise to such right. If such party is unable to cure the condition giving rise to such right, the other may exercise its right under
Section 10.1(b) or Section 10.1(c) to terminate the Merger Agreement and abandon the Merger, or may waive such right and proceed to consummate the Merger. In any such event, the representations, warranties, covenants and agreements (except for the agreements as to confidentiality contained in Section 6.4 and as to expenses contained in Section 12.1) of the parties shall terminate, and the parties hereto shall have no continuing obligations or liabilities with respect thereto, except as set forth in this Section 12.2(b).

     SECTION 12.3. GOVERNING LAW. THIS MERGER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SUCH STATE.

     SECTION 12.4. NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be deemed validly given, made or served if in writing and delivered personally (as of such delivery) or sent by certified mail (as of two days after deposit in a United States post office), or sent by overnight courier service (as of two days after delivery to an internationally recognized courier service), or by telex, facsimile or telegraph (upon receipt), in any case, postage and charges prepaid,

     (a) if to MSCMG, addressed to:

       Muriel Siebert Capital Markets Group Inc.
       885 Third Avenue, Suite 1720
       New York, New York 10022
       Telephone: (212) 644-2418
       Facsimile: (212) 486-2784
       Attention: Muriel Siebert

     with a copy to:

       Whitman Breed Abbott & Morgan
       200 Park Avenue
       New York, New York 10166
       Telephone: (212) 351-3000
       Facsimile: (212) 351-3131
       Attention: Monte E. Wetzler, Esq.

     (b) if to the Company, addressed to:

        J. Michaels, Inc.
        182 Smith Street
        Brooklyn, New York 11201
        Telephone: (718) 852-6100
        Facsimile: (718) 858-0396
        Attention: James H. Michaels
     with a copy to:

         Moses & Singer LLP
        1301 Avenue of the Americas
        New York, NY 10019-6076
        Telephone: (212) 554-7800
        Facsimile: (212) 554-7700
        Attention: Irving Sitnick, Esq.

or such other address as shall be furnished in writing by either party to the other.

     SECTION 12.5. JURISDICTION; AGENT FOR SERVICE.

     (a) Legal proceedings commenced by the Company or MSCMG arising out of any of the transactions or obligations contemplated by this Merger Agreement shall be brought exclusively in the Federal courts or, in the absence of Federal jurisdiction, state courts, in either case in New York, New York. The Company and MSCMG irrevocably and unconditionally submit to the jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. Each of MSCMG and the Company irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding brought in any Federal or state court in New York, New York and further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Company or MSCMG, as the case may be, in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the Company or MSCMG, as the case may be, therein described, or by appropriate proceedings under any applicable treaty or otherwise.

     (b) The Company consents to service of process in any suit, action or other proceeding arising out of this Merger Agreement or the subject matter hereof or any of the transactions contemplated hereby in such Federal or state courts by registered mail addressed to the Company at the address provided in Section 12.4 or to the Company's Agent (defined below). The Company hereby irrevocably designates and appoints Moses & Singer LLP, with offices on the date hereof at 1301 Avenue of the Americas, New York, New York 10019-6076 (herein referred to as the "Company's Agent"), as its attorney-in-fact to receive service of process in such action, suit or proceeding, it being agreed that service upon such attorney-in-fact shall constitute valid service upon the Company and its successors and assigns. The Company's submission to jurisdiction is made for the express benefit of MSCMG and its successors, subrogees and assigns. Nothing in this Section shall affect the right of MSCMG, or its successors, subrogees or assigns to serve legal process in any other manner permitted by law or shall affect the right of MSCMG or its successors, subrogees or assigns to bring any action or proceeding against the Company or its property in the courts of other jurisdictions. So long as this Merger Agreement shall be in effect, the Company shall maintain a duly appointed agent for the service of summonses and other legal processes in New York, New York and shall give MSCMG written notice prior to any change of the identity of or of the address for such agent.

     (c) MSCMG consents to service of process in any suit, action or other proceeding arising out of this Merger Agreement or the subject matter hereof or any of the transactions contemplated hereby in such Federal or state courts by registered mail addressed to MSCMG at the address provided in Section 12.4 or to MSCMG's Agent (defined below). MSCMG hereby irrevocably designates and appoints Whitman Breed Abbott & Morgan, with offices on the date hereof at 200 Park Avenue, New York, New York 10166 (herein referred to as "MSCMG's Agent"), as its attorney-in-fact to receive service of process in such action, suit or proceeding, it being agreed that service upon such attorney-in-fact shall constitute valid service upon MSCMG and its successors and assigns. MSCMG's submission to jurisdiction is made for the express benefit of the Company and its successors, subrogees and assigns. Nothing in this Section shall affect the right of the Company, or its successors, subrogees or assigns to serve legal process in any other manner permitted by law or shall affect the right of the Company or its successors, subrogees or assigns to bring any action or proceeding against MSCMG or its property in the courts of other jurisdictions. So long as this Merger Agreement shall be in effect, MSCMG shall maintain a duly appointed agent for the service of summonses and other legal processes in New York, New York and shall give the Company written notice prior to any change of the identity of or of the address for such agent.

     SECTION 12.6. PRESS RELEASES. MSCMG and the Company will consult and cooperate in the issuance, form, content and timing of any press releases issued in connection with the transactions contemplated by this Merger Agreement.

     SECTION 12.7. ASSIGNMENT; AMENDMENTS, WAIVERS.

     (a) Neither MSCMG nor the Company shall assign any of its rights or obligations under this Merger Agreement without the prior written consent of the other, except that the Company shall have the right to assign all of its rights together with but not separate from all of its obligations under this Agreement and the Escrow Agreement to the Liquidating Trust; provided that the Liquidating Trust shall have no right to further assign such rights or obligations which shall terminate upon the termination of the Liquidating Trust except as otherwise provided in this Agreement.

     (b) This Merger Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Merger Agreement.

     (c) No provision of this Merger Agreement may be amended, modified or waived except by written agreement duly executed by each of the parties. No waiver by either party of any breach of any provision hereof shall be deemed to be a continuing waiver thereof in the future or a waiver of any other provision hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     SECTION 12.8. ENTIRE AGREEMENT. This Merger Agreement represents the entire agreement between the parties and supersedes and cancels any prior oral or written agreement, letter of intent or understanding related to the subject matter hereof.

     SECTION 12.9. SEVERABILITY. If any term, provision, covenant or restriction of this Merger Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Merger Agreement shall remain in full force and effect, unless such action would substantially impair the benefits to either party of the remaining provisions of this Merger Agreement.

     SECTION 12.10. HEADINGS. The headings herein are for convenience only, do not constitute a part of this Merger Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

     SECTION 12.11. COUNTERPARTS. This Merger Agreement may be executed in one or more counterparts which, taken together, shall constitute one and the same instrument, and this Merger Agreement shall become effective when one or more counterparts have been signed by each of the parties.

     IN WITNESS WHEREOF, this Merger Agreement has been duly executed by the parties hereto on the day and year first above written.

J. MICHAELS, INC.                                MURIEL SIEBERT CAPITAL MARKETS
                                                 GROUP INC.
By: /s/ JAMES H. MICHAELS                        By: /s/ MURIEL SIEBERT
---------------------------------------------    ---------------------------------------------
    Name: James H. Michaels                      Name: Muriel Siebert
    Title: President                             Title: President

                   AMENDMENT TO PLAN AND AGREEMENT OF MERGER

     AMENDMENT, made and entered into as of June 28, 1996 (this "Amendment"), to the PLAN AND AGREEMENT OF MERGER, dated as of April 24, 1996 (the "Merger Agreement"), by and between J. MICHAELS, INC., a New York corporation (the "Company"), and MURIEL SIEBERT CAPITAL MARKETS GROUP INC., a Delaware corporation wholly-owned by Muriel Siebert ("MSCMG").

                              W I T N E S S E T H:

     WHEREAS, the Company and MSCMG have entered into the Merger Agreement; and

     WHEREAS, the Company and MSCMG desire to amend the Merger Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Amendment to the Merger Agreement. Section 10.1(d) of the Merger Agreement shall be amended by deleting reference to "July 30, 1996" appearing in the third line thereof and substituting in its place "September 30, 1996."

     2. Approval of this Amendment. All authorizations, approvals and consents (including consents of the Boards of Directors) necessary for the execution and delivery by the Company and MSCMG of this Amendment have been given or made.

     3. Governing Law. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of New York applicable to contracts executed in and to be performed solely within such state.

     4. Status of the Merger Agreement. All other terms and conditions of the Merger Agreement shall remain in full force and effect, as amended hereby.

     5. Miscellaneous. (a) Headings. All headings in this Amendment are for convenience of reference only and are not intended to limit or affect the meaning of any provision hereof.

     (b) Counterparts. This Amendment may be executed in one or more counterparts with the same effect as if the signatures to all such counterparts were upon the same instrument, and all such counterparts shall constitute but one instrument.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by a duly authorized officer and to become effective as of the day and year first above written.

J. MICHAELS, INC.                                MURIEL SIEBERT CAPITAL MARKETS
                                                 GROUP INC.
By: /s/ JAMES H. MICHAELS                        By: /s/ MURIEL SIEBERT
---------------------------------------------    ---------------------------------------------
    Name: James H. Michaels                      Name: Muriel Siebert
    Title: President                             Title: President

                AMENDMENT NO. 2 TO PLAN AND AGREEMENT OF MERGER

     AMENDMENT NO. 2, made and entered into as of September 30, 1996 (this "Amendment"), to the PLAN AND AGREEMENT OF MERGER, dated as of April 24, 1996, as amended by Amendment No. 1 made and entered into as of June 28, 1996 (as so amended, the "Merger Agreement"), by and between J. MICHAELS, INC., a New York corporation (the "Company"), and MURIEL SIEBERT CAPITAL MARKETS GROUP INC., a Delaware corporation wholly-owned by Muriel Siebert ("MSCMG").

                              W I T N E S S E T H:

     WHEREAS, the Company and MSCMG have entered into the Merger Agreement; and

     WHEREAS, the Company and MSCMG desire to amend the Merger Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Termination. Section 10.1(d) of the Merger Agreement shall be amended by (a) deleting the reference to "September 30, 1996" appearing in the third line thereof and substituting in its place "January 6, 1997" and (b) inserting after the word "herein" appearing in the fourth line thereof the following clause:

        ", provided, however, that if the Company has not implemented a one-for-seven reverse stock split of its common stock (the "Reverse Stock Split") on or prior to November 15, 1996, then, at the option of the Company, the Effective Time of the Merger may be deferred until either the third or sixth day of January, 1997"

     2. Reverse Stock Split. The Company shall, immediately following execution of this Amendment, take all actions necessary to allow it to amend its certificate of incorporation to cause its Common Stock, par value $1.00 per share, to be reverse split on a one-for-seven basis, including making such filings with the Securities and Exchange Commission, The Nasdaq Stock Market and the State of New York as may be required and mailing an information statement to its stockholders. In connection with such Reverse Stock Split, fractional shares shall be rounded upwards to the next largest whole share. Such Reverse Stock Split shall become effective immediately after the Effective Time of the Merger. MSCMG shall indemnify the Company and its officers, directors, employees, affiliates, successors or assigns (the "Indemnified Parties") for, and shall hold the Indemnified Parties harmless from and against, and shall reimburse the Indemnified Parties for, any and all damages, losses, liabilities, penalties or expenses of any kind or of any nature whatsoever incurred by the Indemnified Parties in connection with the Reverse Stock Split.

     3. Expenses. Section 12.1 of the Merger Agreement shall be amended by inserting the following paragraph after the first paragraph thereof:

     "Further, MSCMG shall pay all additional third party expenses (including, but not limited to, reasonable attorneys' fees, accountants' fees and filing fees and excluding expenses relating to the liquidation of the Company's assets (including, but not limited to, salaries and all other costs relating to the Company's employees)) of the Company incurred in connection with (i) the Reverse Stock Split and (ii) the continued affairs of the Company until the Effective Time of the Merger which would not have been incurred had the Closing occurred on September 20, 1996."

     4. Legal Fees. Promptly following the execution of this Amendment, MSCMG shall reimburse the Company in the amount of $5,000 for legal fees previously paid by it in connection with the transactions contemplated by the Merger Agreement. Further, MSCMG shall similarly pay all outstanding invoices for legal fees for services rendered by Moses & Singer LLP, special counsel to the Company, to the Company pursuant to the Merger Agreement.

     5. Approval of this Amendment. All authorizations, approvals and consents (including consents of the Boards of Directors) necessary for the execution and delivery by the Company and MSCMG of this Amendment have been given or made.

     6. Governing Law. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of New York applicable to contracts executed in and to be performed solely within such state.

     7. Status of the Merger Agreement. All other terms and conditions of the Merger Agreement shall remain in full force and effect, as amended hereby.

     8. Miscellaneous. (a) Headings. All headings in this Amendment are for convenience of reference only and are not intended to limit or affect the meaning of any provision hereof.

     (b) Counterparts. This Amendment may be executed in one or more counterparts with the same effect as if the signatures to all such counterparts were upon the same instrument, and all such counterparts shall constitute but one instrument.

     (c) Capitalized Terms. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the same meaning as such terms have in the Merger Agreement.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by a duly authorized officer and to become effective as of the day and year first above written.

                                          J. MICHAELS, INC.

                                          By: /s/  JAMES H. MICHAELS

                                            ------------------------------------
                                            Name: James H. Michaels
                                            Title: President

                                          MURIEL SIEBERT CAPITAL MARKETS GROUP
                                          INC.

                                          By: /s/  MURIEL F. SIEBERT

                                            ------------------------------------
                                            Name: Muriel F. Siebert
                                            Title: President

                AMENDMENT NO. 3 TO PLAN AND AGREEMENT OF MERGER

         AMENDMENT NO. 3, made and entered into as of November 7, 1996 (the "Amendment"), to the PLAN AND AGREEMENT OF MERGER, dated as of April 24, 1996, as amended by Amendment No. 1 and Amendment No. 2 made and entered into as of June 28, 1996 and September 30, 1996, respectively (as so amended, the "Merger Agreement"), by and between J. MICHAELS, INC., a New York corporation (the "Company"), J. MICHAELS, INC. TRUST, a New York trust (the "Trust") and MURIEL SIEBERT CAPITAL MARKETS GROUP INC., a Delaware corporation wholly-owned by Muriel Siebert ("MSCMG").

                             W I T N E S S E T H:

         WHEREAS, the Company and MSCMG have entered into the Merger Agreement; and

         WHEREAS, the Company and MSCMG desire to amend the Merger Agreement to add the Trust as a party thereto.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Trust as a Party to the Merger Agreement. By its execution hereof, the Trust does hereby agree to become a party to, and by its execution hereof shall become a party to, the Merger Agreement effective upon the Effective Time of the Merger. On and after the Effective Time of the Merger, the Trust shall succeed to the rights and obligations of the Company under the Merger Agreement.

         2. Approval of this Amendment. All authorizations, approvals and consents (including consents of the Board of Directors) necessary for the execution and delivery by the Company, the Trust and MSCMG of this Amendment have been given or made.

         3. Governing Law. This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of New York applicable to contracts executed in and to be performed solely within such state.

         4. Status of the Merger Agreement. All other terms and conditions of the Merger Agreement shall remain in full force and effect, as amended hereby.

         5. Miscellaneous. (a) Headings. All headings in this Amendment are for convenience of reference only and are not intended to limit or affect the meaning of any provision hereof.

         (b) Counterparts. This Amendment may be executed in one or more counterparts with the same effect as if the signatures to all such counterparts were upon the same instrument, and all such counterparts shall constitute but one instrument.

         (c) Capitalized Terms. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the same meaning as such terms have in the Merger Agreement.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by a duly authorized officer and to become effective as of the day and year first above written.


                                                J. MICHAELS, INC.


                                                By:/s/ James H. Michaels
                                                   --------------------------
                                                   Name:   James H. Michaels
                                                   Title:  President


                                                J. MICHAELS, INC. TRUST


                                                By:/s/ James H. Michaels
                                                   ----------------------------
                                                   Name:   James H. Michaels
                                                   Title:  Trustee

                                                MURIEL SIEBERT CAPITAL MARKETS
                                                     GROUP INC.


                                                By:/s/ Muriel F. Siebert
                                                   --------------------------
                                                   Name:   Muriel F. Siebert
                                                   Title:  President





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